                                                                    Exhibit 4.04

                                CREDIT AGREEMENT

                                      among

                             NEXTMEDIA GROUP, INC.,

                           NEXTMEDIA OPERATING, INC.,

                                VARIOUS LENDERS,

                                       and

                             BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT

                        --------------------------------

                            Dated as of July 31, 2000

                        --------------------------------

                         DEUTSCHE BANK SECURITIES INC.,
                        as LEAD ARRANGER and BOOK MANAGER
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                                TABLE OF CONTENTS
                                -----------------

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SECTION 1.   Amount and Terms of Credit..................................................................1

     1.01    The Commitments.............................................................................1
     1.02    Minimum Amount of Each Borrowing............................................................3
     1.03    Notice of Borrowing.........................................................................3
     1.04    Disbursement of Funds.......................................................................4
     1.05    Notes.......................................................................................5
     1.06    Conversions.................................................................................5
     1.07    Pro Rata Borrowings.........................................................................6
     1.08    Interest....................................................................................6
     1.09    Interest Periods............................................................................7
     1.10    Increased Costs, Illegality, etc............................................................8
     1.11    Compensation...............................................................................10
     1.12    Change of Lending Office...................................................................10
     1.13    Replacement of Lenders.....................................................................10
     1.14    Limitation on Additional Amounts...........................................................11
     1.15    Additional Revolving Loan Commitments......................................................12

SECTION 2.   Letters of Credit..........................................................................13

     2.01    Letters of Credit..........................................................................13
     2.02    Maximum Letter of Credit Outstandings; Final Maturities....................................14
     2.03    Letter of Credit Requests; Minimum Stated Amount...........................................14
     2.04    Letter of Credit Participations............................................................15
     2.05    Agreement to Repay Letter of Credit Drawings...............................................17
     2.06    Increased Costs............................................................................18

SECTION 3.   Commitment Commission; Fees; Reductions of Commitment......................................19

     3.01    Fees.......................................................................................19
     3.02    Voluntary Termination of Unutilized Revolving Loan Commitments.............................20
     3.03    Mandatory Reduction of Commitments.........................................................20

SECTION 4.   Prepayments; Payments; Taxes...............................................................23

     4.01    Voluntary Prepayments......................................................................23
     4.02    Mandatory Repayments.......................................................................24
     4.03    Method and Place of Payment................................................................26
     4.04    Net Payments...............................................................................26

SECTION 5.   Conditions Precedent to Credit Events on the Effective Date................................28

     5.01    Effective Date; Notes......................................................................28
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                                      (i)
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     5.02    Officer's Certificate......................................................................28
     5.03    Opinions of Counsel........................................................................28
     5.04    Corporate Documents; Proceedings; etc......................................................29
     5.05    Employee Plans; Shareholders' Agreements;
                  Management Agreements; Employment Agreements;
                  Non-Compete Agreements; Collective Bargaining Agreements;
                  Tax Sharing Agreements; Existing Indebtedness Agreements..............................29
     5.06    Consummation of the Refinancing............................................................30
     5.07    Adverse Change, Approvals..................................................................30
     5.08    Litigation.................................................................................31
     5.09    Pledge Agreement...........................................................................31
     5.10    Security Agreement.........................................................................31
     5.11    Subsidiaries Guaranty......................................................................32
     5.12    Financial Statements; Pro Forma Financial Statements; Projections; etc.....................32
     5.13    Solvency Certificate; Insurance Certificates...............................................32
     5.14    Fees, etc..................................................................................33
     5.15    Certain Pre-Closing Events.................................................................33

SECTION 6.   Conditions Precedent to All Credit Events..................................................33

     6.01    No Default; Representations and Warranties.................................................33
     6.02    Notice of Borrowing; Letter of Credit Request..............................................33

SECTION 7.   Representations, Warranties and Agreements.................................................34

     7.01    Organizational Status......................................................................34
     7.02    Power and Authority........................................................................34
     7.03    No Violation...............................................................................34
     7.04    Approvals..................................................................................35
     7.05    Financial Statements; Financial Condition; Undisclosed Liabilities;
                  Projections...........................................................................35
     7.06    Litigation.................................................................................37
     7.07    True and Complete Disclosure...............................................................37
     7.08    Use of Proceeds; Margin Regulations........................................................37
     7.09    Tax Returns and Payments...................................................................37
     7.10    Compliance with ERISA......................................................................38
     7.11    The Security Documents.....................................................................39
     7.12    Properties.................................................................................40
     7.13    Capitalization.............................................................................40
     7.14    Subsidiaries...............................................................................41
     7.15    Compliance with Statutes, etc..............................................................41
     7.16    Investment Company Act.....................................................................41
     7.17    Public Utility Holdings Company Act........................................................41
     7.18    Environmental Matters......................................................................41
     7.19    Labor Relations............................................................................42
     7.20    Intellectual Property, etc.................................................................42
     7.21    Permitted Subordinated Notes...............................................................43
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                                      (ii)
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     7.22    Insurance..................................................................................43
     7.23    FCC Licenses; etc..........................................................................43
     7.24    Special Purpose Corporations...............................................................44

SECTION 8.   Affirmative Covenants......................................................................44

     8.01    Information Covenants......................................................................45
     (a)     Monthly Reports............................................................................45
     (b)     Quarterly Financial Statements.............................................................45
     (c)     Annual Financial Statements................................................................45
     (d)     Management Letters.........................................................................46
     (e)     Budgets....................................................................................46
     (f)     Officer's Certificates.....................................................................46
     (g)     Notice of Default, Litigation and Material Adverse Effect..................................47
     (h)     Other Reports and Filings..................................................................47
     (i)     Environmental Matters......................................................................47
     (k)     Other Information..........................................................................48
     8.02    Books, Records and Inspections; Annual Meetings............................................48
     8.03    Maintenance of Property; Insurance.........................................................48
     8.04    Existence; Franchises......................................................................49
     8.05    Compliance with Statutes, etc..............................................................49
     8.06    Compliance with Environmental Laws.........................................................49
     8.07    ERISA......................................................................................50
     8.08    End of Fiscal Years; Fiscal Quarters.......................................................52
     8.09    Performance of Obligations.................................................................52
     8.10    Payment of Taxes...........................................................................52
     8.11    Use of Proceeds............................................................................52
     8.12    Additional Security; Further Assurances; etc...............................................52
     8.13    Foreign Subsidiaries Security..............................................................53
     8.14    Permitted Acquisitions.....................................................................54
     8.15    License Subsidiaries.......................................................................55
     8.16    Contributions..............................................................................55
     8.17    Asset Transfers............................................................................55

SECTION 9.   Negative Covenants.........................................................................56

     9.01    Liens......................................................................................56
     9.02    Consolidation, Merger, Purchase or Sale of Assets, etc.....................................59
     9.03    Dividends..................................................................................62
     9.04    Indebtedness...............................................................................63
     9.05    Advances, Investments and Loans............................................................66
     9.06    Transactions with Affiliates...............................................................68
     9.07    Capital Expenditures.......................................................................68
     9.08    Minimum Consolidated Cash Interest Coverage Ratio..........................................69
     9.09    Maximum Total Leverage Ratio...............................................................70
     9.10    Maximum Senior Leverage Ratio..............................................................72
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                                     (iii)
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     9.11    Limitations on Prepayments of Certain Indebtedness; Modifications of
                  Certain Indebtedness; Modifications of Certificate of Incorporation,
                  By-Laws and Certain Other Agreements, etc.............................................72
     9.12    Limitation on Certain Restrictions on Subsidiaries.........................................73
     9.13    Limitation on Issuance of Capital Stock....................................................73
     9.14    Business...................................................................................73
     9.15    Limitation on Creation of Subsidiaries.....................................................74

SECTION 10.  Events of Default..........................................................................74

     10.01   Payments...................................................................................74
     10.02   Representations, etc.......................................................................75
     10.03   Covenants..................................................................................75
     10.04   Default Under Other Agreements.............................................................75
     10.05   Bankruptcy, etc............................................................................75
     10.06   ERISA......................................................................................76
     10.07   Security Documents.........................................................................76
     10.08   Guaranties.................................................................................77
     10.09   Judgments..................................................................................77
     10.10   Change of Control..........................................................................77

SECTION 11.  Definitions and Accounting Terms...........................................................78

     11.01   Defined Terms..............................................................................78

SECTION 12.  The Administrative Agent..................................................................101

     12.01   Appointment...............................................................................101
     12.02   Nature of Duties..........................................................................101
     12.03   Lack of Reliance on the Administrative Agent..............................................101
     12.04   Certain Rights of the Administrative Agent................................................102
     12.05   Reliance..................................................................................102
     12.06   Indemnification...........................................................................102
     12.07   The Administrative Agent in its Individual Capacity.......................................103
     12.08   Holders...................................................................................103
     12.09   Resignation by the Administrative Agent...................................................103

SECTION 13.  Miscellaneous.............................................................................104

     13.01   Payment of Expenses, etc..................................................................104
     13.02   Right of Setoff...........................................................................105
     13.03   Notices...................................................................................106
     13.04   Benefit of Agreement; Assignments; Participations.........................................106
     13.05   No Waiver; Remedies Cumulative............................................................108
     13.06   Payments Pro Rata.........................................................................108
     13.07   Calculations; Computations................................................................109
     13.08   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                 WAIVER OF JURY TRIAL..................................................................109
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                                      (iv)
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     13.09   Counterparts..............................................................................110
     13.10   Effectiveness.............................................................................110
     13.11   Headings Descriptive......................................................................111
     13.12   Amendment or Waiver; etc..................................................................111
     13.13   Survival..................................................................................112
     13.14   Domicile of Loans.........................................................................112
     13.15   Register..................................................................................113
     13.16   Confidentiality...........................................................................113
     13.17   Group II Acknowledgment ..................................................................114

SECTION 14.  Holdings Guaranty.........................................................................114

     14.01   Guaranty..................................................................................114
     14.02   Bankruptcy................................................................................115
     14.03   Nature of Liability.......................................................................115
     14.04   Independent Obligation....................................................................115
     14.05   Authorization.............................................................................115
     14.06   Reliance..................................................................................116
     14.07   Subordination.............................................................................116
     14.08   Waiver....................................................................................117
     14.09   Nature of Liability.......................................................................117
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                                      (v)
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SCHEDULE 1.01    Commitments
SCHEDULE 7.10    Plans
SCHEDULE 7.12    Real Property
SCHEDULE 7.14    Subsidiaries
SCHEDULE 7.22    Insurance
SCHEDULE 7.23    FCC Licences
SCHEDULE 7.24    Certain Stations to be Acquired by Holdings and Group II
SCHEDULE 9.01    Existing Liens
SCHEDULE 9.04    Existing Indebtedness
SCHEDULE 9.05    Existing Investments
SCHEDULE 11.01   Indebtedness to be Refinanced
SCHEDULE 13.03   Lender Addresses

EXHIBIT A-1      Notice of Borrowing
EXHIBIT A-2      Notice of Conversion/Continuation
EXHIBIT B-1      Revolving Note
EXHIBIT B-2      Swingline Note
EXHIBIT C        Letter of Credit Request
EXHIBIT D        Section 4.04(b)(ii) Certificate
EXHIBIT E-1      Opinion of Weil, Gotshal & Manges LLP
EXHIBIT E-2      Opinion of Liebowitz & Associates
EXHIBIT F        Officers' Certificate
EXHIBIT G-1      General Pledge Agreement
EXHIBIT G-2      Shareholder Pledge Agreement
EXHIBIT H        Security Agreement
EXHIBIT I        Subsidiaries Guaranty
EXHIBIT J        Solvency Certificate
EXHIBIT K        Compliance Certificate
EXHIBIT L        Assignment and Assumption Agreement
EXHIBIT M        Additional Revolving Loan Commitment Agreement
EXHIBIT N        Mortgage

                                      (vi)

          CREDIT AGREEMENT, dated as of July 31, 2000, among NEXTMEDIA GROUP, INC., a Delaware corporation ("Holdings"), NEXTMEDIA OPERATING, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent"), and acknowledged and agreed to by NEXTMEDIA GROUP II, INC., a Delaware corporation ("Group II") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Amount and Terms of Credit.
                     --------------------------

          1.01 The Commitments. (a) Subject to and upon the terms and conditions
               ---------------
set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section
       --------
1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of
(x) such Lender's RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time.

          (b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be denominated in Dollars, (ii) shall be incurred and maintained only as Base Rate Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the outstanding Swingline Loans, and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

          (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon
 --------
the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such
                                                   --- ----
Lender's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and
(v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the
                          --------
Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date, and (y) at the time any purchase of participa-tions pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02 Minimum Amount of Each Borrowing. The aggregate principal amount
               --------------------------------
of each Borrowing of Revolving Loans or Swingline Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

          1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur
               -------------------
(x) Eurodollar Loans hereunder, it shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), it shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each
                                                        --------
case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto, and (iv) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, the purchase price of a Permitted Acquisition, the amount of the Total Unutilized Revolving Loan Commitment after giving effect to such Borrowing. The Administrative Agent shall promptly give each Lender which is required to make Revolving Loans, notice of the proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of any Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Chairman of the Board, the President, the Vice President-Finance, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment, as the case may be, absent manifest error.

          1.04 Disbursement of Funds. No later than 1:00 P.M. (New York time) on
               ---------------------
the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 4:00 P.M. (New York time) on the date specified pursuant to
Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(c)), each Lender will make available its pro rata portion (determined in accordance with Section
                        --- ----
1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and
(ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          1.05 Notes. (a) The Borrower's obligation to pay the principal of, and
               -----
interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes"), and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Effective Date (or, if issued to an Eligible Transferee after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06 Conversions. The Borrower shall have the option to convert, on
               -----------
any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that, (i) except as otherwise
                                   --------
provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under
Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans. Swingline Loans may not be converted pursuant to this Section 1.06.

          1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this
               -------------------
Agreement shall be incurred from the Lenders pro rata on the basis of their
                                             --- ----
Revolving Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Revolving Loans hereunder and that each Lender shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Revolving Loans hereunder.

          1.08 Interest. (a) The Borrower agrees to pay interest in respect of
               --------
the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time the Borrower gives any Notice of
               ----------------
Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, to the extent available to all the Lenders, nine or twelve month period, provided that (in each case):
                                      --------

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any
                                                 --------  -------
     Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when an Event of Default is in existence; and

          (vi) no Interest Period in respect of any Borrowing of Revolving Loans shall be selected which extends beyond the Revolving Loan Maturity Date.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs, Illegality, etc. (a) In the event that any
               --------------------------------
Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender or any franchise tax based on the net income or net profits of such Lender, in either case pursuant to the federal laws of the United States of America or pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender's principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees, subject to Section 1.14 (to the extent applicable), to pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than
                                                    --------
one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower agrees, subject to Section 1.14 (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's
                                          --------
determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

          1.11 Compensation. The Borrower agrees, subject to Section 1.14 (to
               ------------
the extent applicable), to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

          1.12 Change of Lending Office. Each Lender agrees that on the
               ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that
                                                                  --------
such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

          1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting
               ----------------------
Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided
                                                                     --------
that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the entire Revolving Loan Commitment and outstanding Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and
(III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) the Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

          1.14 Limitation on Additional Amounts. Notwithstanding anything to the
               --------------------------------
contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Lender gives notice to the Borrower that the Borrower is obligated to pay any amount under
Section 1.10, 1.11, 2.06 or 4.04 within 180 days after the later of (x) the date such Lender incurs the respective increased costs, reduction in the amounts received or receivable hereunder, reduction in return of capital or Taxes or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, reduction in the amounts received or receivable hereunder, reduction in return of capital or Taxes, such Lender shall only be entitled to be compensated for any such amount by the Borrower pursuant to Section 1.10, 1.11, 2.06 or 4.04 to the extent that any such amounts are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to
Section 1.10, 1.11, 2.06 or 4.04; provided, however, that if the circumstances
                                  --------  -------
giving rise to such claims have a retro-active effect, such 180-day period shall be extended to include the period of such retroactive effect. This Section 1.14 shall have no applicability to any Section of this Agreement other than Sections 1.10, 1.11, 2.06 and 4.04.

          1.15 Additional Revolving Loan Commitments. (a) So long as no Default
               -------------------------------------
or Event of Default then exists or would result therefrom, the Borrower shall have the right at any time and from time to time on or prior to July 31, 2003 and upon at least 10 Business Days' prior written notice to the Administrative Agent (which shall promptly notify each of the Lenders), to request on up to three occasions that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Additional Revolving Loan Commitment as a result of any such request by the Borrower, (ii) until such time, if any, as such Lender has agreed in its sole discretion to provide an Additional Revolving Loan Commitment and has executed and delivered to the Administrative Agent an Additional Revolving Loan Commitment Agreement in respect thereof as provided in Section 1.15(b) and such Additional Revolving Loan Commitment Agreement has become effective, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Additional Revolving Loan Commitment provided pursuant to this Section 1.15, (iii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as an Eligible Transferee) may so provide an Additional Revolving Loan Commitment without the consent of any other Lender but with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld),
(iv) each provision of Additional Revolving Loan Commitments on a given date pursuant to this Section 1.15 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vii) below, Eligible Transferees who will become Lenders)) of at least $10,000,000 and in integral multiples of $1,000,000 in excess thereof, (v) the aggregate amount of all Additional Revolving Loan Commitments permitted to be provided pursuant to this Section 1.15 shall not exceed $75,000,000, (vi) the fees payable to any Lender (including, in the circumstances contemplated by clause (vii) below, any Eligible Transferee who will become a Lender) providing an Additional Revolving Loan Commitment shall be as set forth in the relevant Additional Revolving Loan Commitment Agreement, (vii) if, after the Borrower has requested the then existing Lenders (other than Defaulting Lenders) to provide Additional Revolving Loan Commitments pursuant to this Section 1.15 on the terms to be applicable thereto, the Borrower has not received Additional Revolving Loan Commitments in an aggregate amount equal to that amount of the Additional Revolving Loan Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower to the Administrative Agent as provided above), then the Borrower may request Additional Revolving Loan Commitments from Persons which would qualify as Eligible Transferees hereunder in an aggregate amount equal to such deficiency on terms which are no more favorable to such Eligible Transferee in any respect than the terms offered to the Lenders, provided that any such Additional Revolving Loan Commitments
             --------
provided by any such Eligible Transferee which is not already a Lender shall be in a minimum amount (for such Eligible Transferee) of at least

$5,000,000, and (viii) all actions taken by the Borrower pursuant to this
Section 1.15(a) shall be done in coordination with the Administrative Agent.

          (b) At the time of any provision of Additional Revolving Loan Commitments pursuant to this Section 1.15, (i) the Borrower, the Administrative Agent and each Lender or other Eligible Transferee (each, an "Additional Revolving Loan Lender") which agrees to provide an Additional Revolving Loan Commitment shall execute and deliver to the Administrative Agent an Additional Revolving Loan Commitment Agreement, subject to such modifications in form and substance reasonably satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional Revolving Loan Lender's Additional Revolving Loan Commitment to occur upon delivery of such Additional Revolving Loan Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 1.15(b) to the reasonable satisfaction of the Administrative Agent), (ii) the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders, in each case so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan
                   --- ----
Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 1.15) and with the Borrower being obligated to pay to the respective Lenders the costs of the type referred to in Section
1.11 in connection with any such repayment and/or Borrowing, and (iii) the Borrower shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinions of counsel delivered to the Administrative Agent on the Effective Date pursuant to
Section 5.03 and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the occurrence of each Additional Revolving Loan Commitment Date, and (x) on each such date, the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Revolving Loan Commitments, and (y) on each such date Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders

          SECTION 2. Letters of Credit
                     -----------------

          2.01 Letters of Credit. (a) Subject to and upon the terms and
               -----------------
conditions set forth herein, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 11th day prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as is reasonably acceptable to the Issuing Lender and the Borrower, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

          (b) Subject to and upon the terms and conditions set forth herein, the Issuing Lender agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 11th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that the Issuing Lender shall not be under any
                  --------
obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect with respect to the Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Lender as of the date hereof and which the Issuing Lender reasonably and in good faith deems material to it; or

          (ii) the Issuing Lender shall have received from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of
     Section 2.03(b).

          2.02 Maximum Letter of Credit Outstandings; Final Maturities.
               -------------------------------------------------------
Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $30,000,000 or (y) when added to the sum of
(I) the aggregate principal amount of all Revolving Loans then outstanding and
(II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, (ii) no Letter of Credit shall be issued for the purpose of assuring performance in connection with any Permitted Acquisition the Stated Amount of which, when added to the amount of all cash earnest money deposits made in connection with such Permitted Acquisition, would exceed an amount equal to 10% of the aggregate purchase price for such Permitted Acquisition, and (iii) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the tenth day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) ten days prior to the Revolving Loan Maturity Date, and
(y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) ten days prior to the Revolving Loan Maturity Date.

          2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever
               ------------------------------------------------
the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Lender at least three Business Days' (or such shorter period as is acceptable to the Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then the Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such issuance, modification or amendment, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to a Lender, the Issuing Lender shall not be required to issue any Letter of Credit unless the Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $25,000 or such lesser amount as is acceptable to the Issuing Lender.

          2.04 Letter of Credit Participations. (a) Immediately upon the
               -------------------------------
issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender (other than the Issuing Lender in its capacity (if any) as a Lender), and each such Lender (in its capacity under this Section 2.04, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 1.13, 1.15, 3.02(b) or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for the Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          (c) In the event that the Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 2.05(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's RL Percentage of any such payment.

          (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, the Administrative Agent shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Holdings or any Subsidiary of Holdings and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

          2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower
               --------------------------------------------
agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than three Business Days following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00
--------  -------
Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. The Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice
                               --------
shall in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.05 to reimburse the Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Holdings or any Subsidiary of Holdings may have or have had against any Lender (including in its capacity as the Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the
                                             --------  -------
Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment made by the Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          2.06 Increased Costs. If at any time after the Effective Date, the
               ---------------
introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Lender or participated in by any Participant, or (ii) impose on the Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of the Issuing Lender or such Participant or any franchise tax based on the net income or net profits of the Issuing Lender or such Participant, in either case pursuant to the federal laws of the United States of America or pursuant to the laws of the jurisdiction in which the Issuing Lender or such Participant is organized or in which the Issuing Lender's or such Participant's principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by the Issuing Lender or any Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a) and, subject to Section 1.14 (to the extent applicable), the Borrower agrees to pay to the Issuing Lender or such Participant such additional amount or amounts as will compensate the Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3. Commitment Commission; Fees; Reductions of Commitment.
                     -----------------------------------------------------

          3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent
               ----
for distribution to each Non-Defaulting Lender a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) equal to the Applicable Commitment Commission Percentage of the Unutilized Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender's respective RL Percentage) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower agrees to pay to the Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable out-of-pocket expenses which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as may be agreed to in writing from time to time by Holdings, the Borrower and the Administrative Agent.

          3.02 Voluntary Termination of Unutilized Revolving Loan Commitments.
               --------------------------------------------------------------
(a) Upon at least three Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 3.02(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently
--------
reduce the Revolving Loan Commitment of each Lender.

          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the entire Revolving Loan Commitment of such Lender, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and, after giving effect to the adjustments effected by Section 2.04(a) as a result of such repayment and termination, such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized as, and to the extent, required by Section 4.02(a). After giving effect to the procedures set forth in the immediately preceding sentence, such refusing Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01, as the same may be limited by Section 1.14 (to the extent applicable)), which shall survive as to such repaid Lender.

          3.03 Mandatory Reduction of Commitments. (a) The Total Revolving Loan
               ----------------------------------
Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on August 15, 2000 unless the Effective Date has occurred on or prior to such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall terminate in its entirety on the Revolving Loan Maturity Date.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date set forth below, the Total Revolving Loan Commitment shall be permanently reduced in an amount equal to the product of (A) the Total Revolving Loan Commitment as in effect on July 31, 2003 (after giving effect to any increase thereto pursuant to Section 1.15) and (B) the respective percentage set forth opposite each such date below:

                Date                                           Percentage
                ----                                           ----------
          October 31, 2003                                       3.75%

          January 31, 2004                                       3.75%

          April 30, 2004                                         3.75%

          July 31, 2004                                          3.75%

          October 31, 2004                                       5.00%

          January 31, 2005                                       5.00%

          April 30, 2005                                         5.00%

          July 31, 2005                                          5.00%

          October 31, 2005                                       7.50%

          January 31, 2006                                       7.50%

          April 30, 2006                                         7.50%

          July 31, 2006                                          7.50%

          October 31, 2006                                       8.75%

          January 31, 2007                                       8.75%

          April 30, 2007                                         8.75%

          July 31, 2007                                          8.75%

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Asset Sale, the Total Revolving Loan Commitment shall be permanently reduced on each such date by an amount equal to 100% of the Net Sale Proceeds from such Asset Sale; provided, however, that the Total Revolving Loan Commitment shall not be
      --------  -------
required to be so reduced from the Net Sale Proceeds therefrom so long as (i) no Specified Default or Event of Default then exists and (ii) such Net Sale Proceeds shall be used or shall be committed to be used pursuant to a binding written agreement entered into within 180 days, and actually used within 540 days, in either case following the receipt of such Net Sale Proceeds to consummate a Permitted Acquisition, to make Capital Expenditures and/or to purchase equipment or similar productive assets to be used in the business of the Borrower or any of its Subsidiaries, and provided further, that if all or any portion of such Net Sale Proceeds not
----------------
required to reduce the Total Revolving Loan Commitment as provided above in this
Section 3.03(d) are either (A) not so reinvested (or committed to be reinvested) within 180 days following the date of receipt of such Net Sale Proceeds (or such earlier date, if any, as Holdings or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above) or (B) if committed to be so used within such 180-day period and not so used within 540 days following the date of receipt of such Net Sale Proceeds (or such earlier date, if any, as Holdings or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above) then, in either case, such remaining portion shall be applied on the last day of such 180-day period or 540-day period, as the case may be (or such earlier date, as the case may be) as provided above in this Section 3.03(d) without regard to the preceding proviso.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the 10th day following each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events where the Net Insurance Proceeds are (or will be) less than $100,000), the Total Revolving Loan Commitment shall be permanently reduced on each such 10th day in an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event; provided,
                                                                      --------
however, that (x) so long as no Specified Default or Event of Default then
-------
exists and such Net Insurance Proceeds do not exceed $2,500,000, the Total Revolving Loan Commitment shall not be required to be so reduced from such Net Insurance Proceeds to the extent that Holdings has delivered notice to the Administrative Agent on or before the 10th day following the respective Recovery Event notifying the Administrative Agent of the event giving rise to such Recovery Event and thereafter delivers an additional certificate to the Administrative Agent on or prior to the 10th day following the receipt of such Net Insurance Proceeds stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid, to consummate a Permitted Acquisition, to make Capital Expenditures and/or to purchase equipment or similar productive assets to be used in the business of the Borrower or any of its Subsidiaries, in each case within 365 days following the date of the receipt of such Net Insurance Proceeds (which additional certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended) and (y) so long as no Specified Default or Event of Default then exists and to the extent that (i) the amount of such Net Insurance Proceeds exceeds $2,500,000 and (ii) Holdings has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 3.03(e) in the form described in clause (x) above, then the entire amount of such Net Insurance Proceeds and not just the portion in excess of $2,500,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets or for the other expenditures permitted above in this Section 3.03(e) (pursuant to such certification requirements as may be reasonably established by the

Administrative Agent, although at any time that an Event of Default exists and is continuing, the Required Lenders may direct the Administrative Agent to, and the Administrative Agent is hereby authorized by the Borrower to, apply any such amounts on deposit with the Administrative Agent toward the repayment of the Obligations in the manner provided in the Security Agreement), and provided
                                                                   --------
further, that if all or any portion of such Net Insurance Proceeds not required
-------
to reduce the Total Revolving Loan Commitment as provided in clause (x) or (y) of the preceding proviso are not so reinvested within 365 days after the date of the receipt of such Net Insurance Proceeds (or such earlier date, if any, as Holdings or the relevant Subsidiary determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) to permanently reduce the Total Revolving Loan Commitment in accordance with this Section 3.03(e) without regard to the preceding proviso.

          (f) Each reduction to, or termination of, the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Loan Commitment of each Lender.

          SECTION 4. Prepayments; Payments; Taxes.
                     ----------------------------

          4.01 Voluntary Prepayments. (a) The Borrower shall have the right to
               ---------------------
prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment, in the case of Revolving Loans, the Types of Revolving Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $250,000 and (y) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $100,000, provided that if any partial prepayment
                                       --------
of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that at the Borrower's
        --- ----
election in connection with any prepayment of Revolving Loans pursuant to this
Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Revolving Loans, together with accrued and unpaid interest, Fees and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (I) the entire Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), (II) such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized as, and to the extent, required by Section 3.02(b), and (III) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

          4.02 Mandatory Repayments. (a) On any day on which the sum of (I) the
               --------------------
aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) exceeds the Total Revolving Loan Commitment at such time, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) On any day on which the aggregate amount of all Letter of Credit Outstandings exceeds $30,000,000, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

          (c) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than cash proceeds received (i) as part of the Equity Financing, (ii) from the issuance by Holdings of shares of its common stock (including as a result of the exercise of any options, warrants or rights with respect thereto), or options, warrants or rights to purchase shares of its common stock, to, and/or capital contributions from, any of the officers, directors and employees of Holdings or any of its Subsidiaries and (iii) from equity contributions to any Subsidiary of Holdings to the extent made by Holdings or another Subsidiary of Holdings (except to the extent that an equity contribution to the Borrower by Holdings was made with the proceeds of a capital contribution to or a sale or issuance of equity by Holdings that otherwise is required to be applied as provided in this Section 4.02(c) in the absence of this clause (iii)), an amount equal to 100% of the Net Equity Proceeds of such capital contribution or sale or issuance of equity shall be applied on such date in accordance with the requirements of Section 4.02(e); provided, however, the Net Equity Proceeds
                                 --------  -------
shall not be required to be so applied on any such date so long as no Specified Default or Event of Default then exists and either (x) such Net Equity Proceeds are concurrently being used to finance a Permitted Acquisition and/or an Investment pursuant to Section 9.05(xiv) or (xv) or (y) the Total Leverage Ratio on any such date (determined before giving effect to any prepayment of Loans utilizing such Net Equity Proceeds) is less than or equal to 5.00:1.00.

          (d) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Effective Date upon which the Borrower receives any cash proceeds from the issuance of Permitted Subordinated Notes, an amount equal to 100% of the Net Debt Proceeds from such issuance shall be applied on such date in accordance with the requirements of Section 4.02(e); provided, however, the Net Debt Proceeds from the issuance of any Permitted
--------  -------
Subordinated Notes shall not be required to be so applied on any such date so long as no Specified Default or Event of Default then exists and such Net Debt Proceeds are concurrently being used to finance a Permitted Acquisition or to refinance any then outstanding Permitted Subordinated Notes.

          (e) With respect to each repayment of Revolving Loans required by this
Section 4.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, provided that: (i)
                                                              --------
repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Revolving Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the
--- ----
Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 4.02(e), if at any time a mandatory prepayment of Revolving Loans pursuant to Section 4.02(c) and (d) would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may, so long as no Specified Default or Event of Default then exists, in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the

Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Revolving Loans that are Affected Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Revolving Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Revolving Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 10, any amounts held as cash collateral pursuant to this
Section 4.02(e) shall, subject to the requirements of applicable law, be immediately applied to the Revolving Loans.

          (f) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date, and (ii) all then outstanding Swingline Loans shall be repaid in dull on the Swingline Expiry Date.

          4.03 Method and Place of Payment. Except as otherwise specifically
               ---------------------------
provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments. (a) All payments made by the Borrower hereunder and
               ------------
under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender or any franchise taxes based on the net income or net profits of a Lender, in each case pursuant to the federal laws of the United States of America or pursuant to the laws of the jurisdiction in which such Lender is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender or any franchise taxes based on the net income or net profits of such Lender, in each case pursuant to the federal laws of the United States of America or pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          SECTION 5. Conditions Precedent to Credit Events on the Effective
                     ------------------------------------------------------
Date. The occurrence of the Effective Date and the obligation of each Lender to
----
make Loans, and the obligation of the Issuing Lender to issue Letters of Credit, on the Effective Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5.01 Effective Date; Notes. On or prior to the Effective Date, (i)
               ---------------------
this Agreement shall have been executed and delivered as provided in Section
13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Note executed by the Borrower and to the extent requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          5.02 Officer's Certificate. On the Effective Date, the Administrative
               ---------------------
Agent shall have received a certificate, dated the Effective Date and signed on behalf of Holdings by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer or any Vice President (each, a "Responsible Officer") of Holdings, certifying on behalf of Holdings that all of the conditions in Sections 5.06, 5.07, 5.08, 5.15 and 6.01 have been satisfied on such date.

          5.03 Opinions of Counsel. On the Effective Date, the Administrative
               -------------------
Agent shall have received (i) from Weil, Gotshal & Manges LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (ii) from Liebowitz & Associates, FCC counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          5.04 Corporate Documents; Proceedings; etc. (a) On the Effective Date,
               -------------------------------------
the Administrative Agent shall have received a certificate from each Credit Party, dated the Effective Date, signed by a Responsible Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation, certificate of formation, operating agreements, certificate of partnership, partnership agreements and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

          (b) On the Effective Date, all corporate, limited liability company, partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate, limited liability company and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith prior to the Effective Date, such documents and papers where appropriate to be certified by a Responsible Officer, a Secretary or an Assistant Secretary of a Credit Party or a proper governmental authority.

          5.05 Employee Plans; Shareholders' Agreements; Management Agreements;
               ----------------------------------------------------------------
Employment Agreements; Non-Compete Agreements; Collective Bargaining Agreements;
--------------------------------------------------------------------------------
Tax Sharing Agreements; Existing Indebtedness Agreements. On or prior to the
--------------------------------------------------------
Effective Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents, if any:

          (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and a summary or description of any other "employee benefit plans," as defined in
     Section 3(3) of ERISA, and a summary or description of any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or ERISA Affiliates (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings, any Subsidiary of Holdings or any ERISA Affiliate, or reasonably available thereto from the sponsor or trustee of any such Plan) (collectively, the "Employee Benefits Plans");

          (ii) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its equity interests and any agreements entered into by its shareholders relating to any such entity with respect to its equity interests (collectively, the "Shareholders' Agreements");

          (iii) all material agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements");

          (iv) all material employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements");

          (v) all non-compete agreements entered into by Holdings or any of its Subsidiaries which restrict the activities of Holdings or any of its Subsidiaries (collectively, the "Non-Compete Agreements");

          (vi) all collective bargaining agreements applying or relating to any employee of Holdings or any of any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

          (vii) all tax sharing, tax allocation and other similar agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); and

          (viii) all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries greater than $50,000 on an individual basis and which is to remain outstanding after giving effect to the Refinancing (collectively, the "Existing Indebtedness Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Collective Bargaining Agreements, Tax Sharing Agreements and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

          5.06 Consummation of the Refinancing. On or prior to the Effective
               -------------------------------
Date, (i) the commitments in respect of the Indebtedness to be Refinanced shall have been terminated, all loans thereunder shall have been repaid in full, together with interest and fees thereon, all letters of credit issued thereunder shall have been terminated and all other amounts owing pursuant thereto shall have been repaid in full, (ii) the creditors in respect of the Indebtedness to be Refinanced shall have terminated and released all Liens on the capital stock of, and assets owned by, Holdings and its Subsidiaries, and (iii) the Administrative Agent shall have received evidence (including pay-off letters, lien releases and UCC-3 termination statements) in form, scope and substance reasonably satisfactory to the Administrative Agent that the matters set forth in this clause (c) have been satisfied at such time.

          5.07 Adverse Change, Approvals. (a) On or prior to the Effective Date,
               -------------------------
nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Refinancing and the entering into of the Credit Documents (and the incurrence of Indebtedness hereunder and the granting of Liens hereunder and thereunder), including without limitation, any necessary approvals from the FCC, shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which in the reasonable judgment of the Administrative Agent or the Required Lenders, restrains, prevents or imposes materially adverse conditions upon the consummation of the Refinancing or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein. On the Effective Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Refinancing or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

          5.08 Litigation. On the Effective Date, there shall be no actions,
               ----------
suits or proceedings pending or threatened (i) with respect to this Agreement or any other Credit Document or (ii) which the Administrative Agent or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          5.09 Pledge Agreements. (a) On the Effective Date, each Credit Party
               -----------------
shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G-1 (as amended, modified or supplemented from time to time, the "General Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the General Pledge Agreement have been taken and the General Pledge Agreement shall be in full force and effect.

          (b) On the Effective Date, each Shareholder shall have duly authorized, executed and delivered the Pledge Agreement (recourse under which shall be limited to the capital stock of Group II) in the form of Exhibit G-2 (as amended, modified or supplemented from time to time, the "Shareholder Pledge Agreement" and, together with the General Pledge Agreement, the "Pledge Agreements") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral referred to therein and then owned by such Shareholder, together with executed and undated stock powers, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Shareholder Pledge Agreement have been taken and the Shareholder Pledge Agreement shall be in full force and effect.

          5.10 Security Agreement. On the Effective Date, each Credit Party
               ------------------
shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's Security Agreement Collateral, together with:

          (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (ii) lien search reports as of a recent date, listing all effective financing statements that name Holdings or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name Holdings or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing); and

          (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.

          5.11 Subsidiaries Guaranty. On the Effective Date, each Subsidiary
               ---------------------
Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

          5.12 Financial Statements; Pro Forma Financial Statements;
               -----------------------------------------------------
Projections; etc. On or prior to the Effective Date, the Administrative Agent
----------------
shall have received (i) true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to
                --- -----
in Sections 7.05(a) and (d), which historical financial statements, pro forma
                                                                    --- -----
financial statements and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and (ii) a certificate from an Authorized Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying (and showing the calculations therefor in reasonable detail) that Holdings' and its Subsidiaries' pro forma Consolidated EBITDA for the twelve-month period ended on May 31, 2000 was at least $9,000,000.

          5.13 Solvency Certificate; Insurance Certificates. On the Effective
               --------------------------------------------
Date, the Administrative Agent shall have received:

          (i) a solvency certificate from an Authorized Financial Officer of Holdings in the form of Exhibit J setting forth the conclusions that, after giving effect to the incurrence of all the financings contemplated herein, Holdings and its Subsidiaries taken as a whole are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay such debts as they mature; and

          (ii) certificates of insurance complying with the requirements of
     Section 8.03 for the business and properties of Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee, and stating that such insurance shall not be canceled without at least 30 days' prior written notice by the insurer to the Collateral Agent.

          5.14 Fees, etc. On the Effective Date, the Borrower shall have paid to
               ---------
the Administrative Agent and each Lender all costs, fees and expenses (including, without limitation, the reasonable legal fees and expenses of the Administrative Agent) payable to the Administrative Agent or such Lender to the extent then due.

          5.15 Certain Pre-Closing Events. On or prior to the Effective Date,
               --------------------------
(i) the non-voting capital stock of Group II shall have been transferred to Holdings, (ii) NextMedia Outdoor LLC, an Affiliate of Holdings, shall have become at least an 80% indirect Subsidiary of the Borrower, (iii) Holdings and Group II shall have received at least $151,000,000 in aggregate amount of cash equity contributions, and (iv) the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the foregoing events have occurred.

          SECTION 6. Conditions Precedent to All Credit Events. The obligation
                     -----------------------------------------
of each Lender to make Loans (including Loans made on the Effective Date), and the obligation of the Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Effective Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01 No Default; Representations and Warranties. At the time of each
               ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the
               ---------------------------------------------
making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Holdings and the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Effective Date) and in this Section 6 (with respect to Credit Events on or after the Effective Date) and applicable to such Credit Event are met as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this
Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          SECTION 7. Representations, Warranties and Agreements. In order to
                     ------------------------------------------
induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of the Effective Date and each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Effective Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01 Organizational Status. Each of Holdings and each of its
               ---------------------
Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          7.02 Power and Authority. Each Credit Party has the corporate,
               -------------------
partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 No Violation. Neither the execution, delivery or performance by
               ------------
any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of Holdings or any of its Subsidiaries.

          7.04 Approvals. No order, consent, approval, license, authorization or
               ---------
validation of, or filing, recording or registration with (except for (i) those that are immaterial, (ii) the filing of the UCC-1 financing statements contemplated by Section 5.10 or (iii) those that have otherwise been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document; provided, however, that: (w) subsequent to the Effective Date, copies of certain
--------  -------
of the Credit Documents are required to be filed with the FCC; (x) Group II, the Borrower and each License Subsidiary will be required from time to time to obtain certain authorizations of, or to make certain filings with, the FCC that are required in connection with the ordinary course of business of such License Subsidiary and Holdings and its other Subsidiaries; (y) subsequent to the Effective Date, under the Communications Act and the FCC rules, further FCC approval will be required prior to (A) the transfer of control of any License Subsidiary or the Borrower, (B) the transfers referred to in Section 8.17 or (C) the assignment of any of the FCC Licenses or the exercise of any voting rights or management authority over any License Subsidiary or the Borrower, and (z) prior to the exercise of certain rights or remedies under the Security Documents by the Collateral Agent or the Lenders, or their respective successors and assigns, FCC consents and notifications with respect to such exercise may be required to be timely obtained or made.

          7.05 Financial Statements; Financial Condition; Undisclosed
               ------------------------------------------------------
Liabilities; Projections. (a) (i) The combined balance sheets of Holdings and
------------------------
its Subsidiaries (including Group II) for the fiscal year ended on December 31, 1999 and the fiscal quarter ended on March 31, 2000, and the related combined statements of income, cash flows and shareholders' equity of Holdings and its Subsidiaries (including Group II) for the fiscal year and fiscal quarter ended on such dates, copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the combined financial position of Holdings and its Subsidiaries (including Group II) at the date of such balance sheets and the combined results of the operations of Holdings and its Subsidiaries for the periods covered thereby, in each case as though such Persons had been under common control for the periods covered by such financial statements. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

          (ii) The pro forma combined balance sheet of Holdings and its
                   --- -----
Subsidiaries (including Group II) as of May 31, 2000 (after giving effect to the Refinancing and the financing therefor) and the related pro forma combined
                                                        --- -----
statements of income and shareholders equity of Holdings and its Subsidiaries (including Group II) for the twelve-month period ended on May 31, 2000 (after giving effect to the Refinancing and the financing therefor), copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the pro forma combined financial position of Holdings
                             --- -----
and its Subsidiaries (including Group II) as of May 31, 2000 and the pro forma
                                                                     --- -----
combined results of the operations of Holdings and its Subsidiaries (including Group II) for the period covered thereby. All of the foregoing pro forma
                                                               --- -----
financial statements have been prepared on a basis consistent with the combined historical financial statements of Holdings and its Subsidiaries (including Group II) set forth in preceding clause (i).

          (b) On and as of the Effective Date and after giving effect to the Refinancing and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of Holdings and its Subsidiaries taken as a whole will exceed its debts, (ii) Holdings and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) Holdings and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Effective Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contin-gent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, neither Holdings nor the Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (d) The Projections delivered to the Administrative Agent and the Lenders prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions at the time of the preparation thereof and which remain reasonable as of the Effective Date, and there are no statements or conclusions in the Projections which are based upon or include information known to Holdings or the Borrower to be misleading in any material respect or which fail to take into account material information known to Holdings or the Borrower regarding the matters reported therein. On the Effective Date, Holdings and the Borrower believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.

          (e) Since the Effective Date, there has been no change in the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          7.06 Litigation. There are no actions, suits or proceedings pending
               ----------
or, to the knowledge of Holdings and the Borrower, threatened that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

          7.07 True and Complete Disclosure. All factual information (taken as a
               ----------------------------
whole) furnished by or on behalf of Holdings or the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents, but excluding the Projections) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          7.08 Use of Proceeds; Margin Regulations. (a) The proceeds of all
               -----------------------------------
Revolving Loans and Swingline Loans shall be used for the working capital and general corporate purposes of Holdings and its Subsidiaries (including to effect the Refinancing and for Permitted Acquisitions and deposits in connection therewith).

          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          7.09 Tax Returns and Payments. Each of Holdings and each of its
               ------------------------
Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods (taking into account any extensions granted by the applicable taxing authorities), with the appropriate taxing authority all federal income tax returns and all other material tax returns, domestic and foreign (the "Returns") required to be filed by, or with respect to the income, properties or operations of, Holdings and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Each of Holdings and each of its Subsidiaries has paid all material taxes and assessments payable by it which have become due, other than (i) taxes (other than Federal income taxes) which are not overdue by more than 30 days and
(ii) taxes which are not delinquent and those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of Holdings and the Borrower, threatened by any authority regarding any material taxes relating to Holdings or any of its Subsidiaries other than those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. As of the Effective Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holdings nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code.

          7.10 Compliance with ERISA. (i) Schedule 7.10 sets forth, as of the
               ---------------------
Effective Date, the name of each Plan, Multiemployer Plan and Foreign Pension Plan. Each Plan (and each related trust) is in compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code, except for such noncompliances which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. For each Plan (and each related trust, if any) which is intended to be qualified under
Section 401(a) of the Code, Holdings or the Borrower (or its representative) has received, or to the extent not received, will request, a determination letter from the Internal Revenue Service (within the remedial amendment period for submitting an application for a determination letter with the Internal Revenue Service) to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (unless the Plan is a standardized plan that meets the requirements set forth in Section 6 of Rev. Proc. 2000-20 for reliance on the opinion letter issued to the sponsor for the standardized plan). No Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, could reasonably be expected to have a Material Adverse Effect. No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made under applicable law with respect to a Plan, Multiemployer Plan and Foreign Pension Plan have been timely made; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any outstanding liability (including any indirect, contingent or secondary liability) to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan or, to the knowledge of Holdings and the Borrower, any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; which with respect to any of the foregoing in this sentence, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA. Using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, could not reasonably be expected to have a Material Adverse Effect. No action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; which either individually or in the aggregate, with respect to any of the foregoing in this sentence, could reasonably be expected to have a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan or Multiemployer Plan other than as permitted by Section 9.01; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by the severance pay Plans of Holdings or any of its Subsidiaries or
Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required by applicable law to be made with respect to a Foreign Pension Plan have been timely made; neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings' most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities; which with respect to any of the foregoing in this sentence, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          7.11 The Security Documents. (a) The provisions of the Security
               ----------------------
Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has (or within 10 days following the Effective Date will have) a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create a perfected security interest in the United States copyrights covered by the Security Agreement, in each case to the extent that such security interests may be perfected by the filings described above in this sentence.

          (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under each Pledge Agreement constitute perfected security interests in the Pledge Agreement Collateral described in each such Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under either Pledge Agreement other than with respect to that portion of the Pledge Agreement Collateral constituting a "general intangible" under the UCC.

          (c) After the execution, delivery and filing thereof (which filing will have been made within 10 days after the execution and delivery thereof by the Borrower), each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Liens related thereto).

          7.12 Properties. All Real Property owned or leased by Holdings and
               ----------
each of its Subsidiaries as of the Effective Date, and the nature of the interest therein, is set forth in Schedule 7.12. Each of Holdings and each of its Subsidiaries has good and indefeasible title to all material properties owned by it and a valid leasehold interest in all material properties leased by it, free and clear of all Liens, other than Permitted Liens.

          7.13 Capitalization. (a) On the Effective Date, the authorized capital
               --------------
stock of Holdings shall consist of 100 shares of common stock, no par value per share, all of which shall be issued and outstanding. All outstanding shares of capital stock of Holdings have been duly and validly issued and are fully paid and non-assessable. Holdings does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options, warrants and other rights to purchase shares of Holdings' common stock or Qualified Preferred Stock which may be issued from time to time or Qualified Preferred Stock which may be converted into common stock of Holdings.

          (b) On the Effective Date, the authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, $0.01 par value per share, all of which shall be issued and outstanding and owned by Holdings. All outstanding shares of capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (c) On the Effective Date, the authorized capital stock of Group II shall consist of (a) 1,500,010 shares of Class A common stock, $0.01 par value of share, of which 10 shares shall be issued and outstanding and owned by the Shareholders and (b) 1,500,000 shares of Class B common stock, $0.01 par value per share, all of which shall be issued and outstanding and owned by Holdings. All outstanding shares of capital stock of Group II have been duly and validly issued and are fully paid and non-assessable. Group II does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any right to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.14 Subsidiaries. As of the Effective Date, Holdings has no
               ------------
Subsidiaries other than those Subsidiaries listed on Schedule 7.14. Schedule
7.14 sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of Holdings in each class of capital stock or other equity of its Subsidiaries and also identifies the direct owner thereof (although the voting capital stock of Group II is owned by the Shareholders). Group II has no Subsidiaries.

          7.15 Compliance with Statutes, etc. Each of Holdings and each of its
               -----------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.16 Investment Company Act. Neither Holdings nor any of its
               ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.17 Public Utility Holdings Company Act. Neither Holdings nor any of
               -----------------------------------
its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

          7.18 Environmental Matters. (a) Each of Holdings and each of its
               ---------------------
Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of Holdings and the Borrower, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Holdings or any of its Subsidiaries of any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Holdings or any of its Subsidiaries, or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including, to the knowledge of Holdings and the Borrower, any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries) or, to the knowledge of Holdings and the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or
(ii) to cause any Real Property owned, leased or operated by Holdings or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or to the knowledge of Holdings and the Borrower, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 7.18, the representations and warranties made in this Section 7.18 shall not be untrue unless the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.19 Labor Relations. Neither Holdings nor any of its Subsidiaries is
               ---------------
engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is
(i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

          7.20 Intellectual Property, etc. Each of Holdings and each of its
               --------------------------
Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

          7.21 Permitted Subordinated Notes. After the issuance thereof, the
               ----------------------------
subordination provisions contained in any Permitted Subordinated Notes and in the other Permitted Subordinated Note Documents will be enforceable against the respective Credit Parties party thereto and the holders of the Permitted Subordinated Notes, and all Obligations and Guaranteed Obligations (as defined in the Subsidiaries Guaranty) will be within the definition of "Senior Debt" (or any similar term) included in such subordination provisions.

          7.22 Insurance. Schedule 7.22 sets forth all insurance maintained by
               ---------
Holdings and its Subsidiaries as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

          7.23 FCC Licenses; etc. (a) Each of Holdings and each of its
               -----------------
Subsidiaries holds all validly issued FCC licenses and authorizations as are necessary to operate the respective Stations for which such FCC licenses and authorizations relate to (collectively, the "FCC Licenses"), each of which is in full force and effect. The FCC Licenses as of the Effective Date, and the respective Credit Party which is the holder thereof, are listed on Schedule 7.23, each of which FCC Licenses has the expiration date indicated on Schedule
7.23. Neither Holdings nor the Borrower has any knowledge of any material adverse condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the rules and regulations of the FCC applicable generally to stations of the type, nature, class or location of each Station. Each Station is being operated in all material respects in accordance with the terms and conditions of the FCC Licenses applicable to it and in accordance with the rules and regulations of the FCC and the Communications Act. No proceedings are pending or, to the knowledge of Holdings and the Borrower, are threatened which could reasonably be expected to result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Stations or their operation, other than proceedings affecting the radio broadcasting industry in general and those which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Reports, applications and other documents required to be filed by Holdings or any of its Subsidiaries with the FCC with respect to the Stations have in all material respects been filed and all such reports, applications and documents are true, correct and complete in all material respects, and neither Holdings nor the Borrower has any knowledge of any matters
(i) which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition of any fines or forfeitures by the FCC upon Holdings or any of its Subsidiaries or (ii) which could reasonably be expected to result in the modification or revocation of any FM Station's authorization to operate as currently authorized, or any AM Station's authorization to operate as currently authorized, as applicable, under the rules and regulations of the FCC other than those which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are no unsatisfied or otherwise outstanding notices of apparent liability or violations issued by the FCC with respect to any Station or its operations other than those which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Holdings has delivered to the Lenders true and complete copies of the FCC Licenses (including any and all amendments and other modifications thereto).

          (b) The transactions contemplated herein, under applicable law (including the Communications Act) and the applicable policies, rules, regulations and practices of the FCC and other governmental entities, would not disqualify Holdings or any of its Subsidiaries as an assignee or transferee of the FCC Licenses or result in the imposition of any materially adverse condition on or modification of the FCC Licenses.

          7.24 Special Purpose Corporations. (a) Each License Subsidiary has no
               ----------------------------
significant assets (other than the FCC Licenses held by it) or material liabilities (other than under the other Credit Documents to which it is a party and, after the issuance of any Permitted Subordinated Notes, under the Permitted Subordinated Note Documents to which it is a party).

          (b) Holdings has no significant assets (other than (i) the capital stock of the Borrower and, prior to the liquidation or merger of Group II as otherwise permitted hereunder, Group II, (ii) prior to the Holdings Asset Transfer, the assets relating to the Stations designated as being owned by it on
Schedule 7.23 or which may be acquired by it as set forth on Schedule 7.24, or
(iii) as otherwise permitted to be acquired by it in accordance with the terms of Sections 8.14, 9.02 and 9.05) or material liabilities (other than under the Credit Documents to which it is a party or pursuant to any documents whereby Holdings acquired (or will acquire) any Stations and the assets related thereto as otherwise permitted under this Agreement).

          (c) Group II has no significant assets (other than the assets relating to the Stations designated as being owned by it on Schedule 7.23 or which may be acquired by it as set forth on Schedule 7.24) or material liabilities (other than under the Credit Documents to which it is a party or pursuant to any documents whereby Group II acquired (or will acquire) such Stations and the assets related thereto).

          SECTION 8. Affirmative Covenants. Each of Holdings and the Borrower
                     ---------------------
hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated (or have been cash collateralized in a manner reasonably satisfactory to the Administrative Agent, together with all Letter of Credit Fees and Facing Fees related thereto which will accrue thereon through the stated termination date of all such Letters of Credit) and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

          8.01 Information Covenants. Holdings will furnish to the
               ---------------------
Administrative Agent (who in turn will promptly forward the same to each Lender):

          (a) Monthly Reports. Within 45 days after the end of each of the first
              ---------------
two fiscal months of each quarterly accounting period of Holdings (commencing with its fiscal month ending on July 31, 2000), (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, and (ii) the statements of broadcast cash flow of the Stations on a market by market basis and the statements of operating cash flow for Holdings' outdoor advertising business, in each case for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case (with respect to preceding clauses (i) and (ii)) setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by an Authorized Financial Officer of Holdings that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations (including those of the Stations and the outdoor advertising business) for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) Quarterly Financial Statements. Within 60 days after the close of
              ------------------------------
each of the first three quarterly accounting periods in each fiscal year of Holdings, (A)(i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and (ii) the statements of broadcast cash flow of the Stations on a market by market basis and the statements of operating cash flow for Holdings' outdoor advertising business, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case (with respect to preceding clauses (i) and (ii)) setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by an Authorized Financial Officer of Holdings that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations (including those of the Stations and the outdoor advertising business) for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (B) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period.

          (c) Annual Financial Statements. Within 105 days after the close of
              ---------------------------
each fiscal year of Holdings, (A)(i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, and (ii) the statements of broadcast cash flow of the Stations on a market by market basis and the statements of operating cash flow for Holdings' outdoor advertising business, in each case for such fiscal year and setting forth comparative figures for the preceding fiscal year, and (x) in the case of the consolidated financial statements, certified by PriceWaterhouseCoopers LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default under Section 9.07, 9.08, 9.09 or 9.10 which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (y) in the case of the income statements of the Stations and Holdings' outdoor advertising business, certified by an Authorized Financial Officer of Holdings that they fairly present in all material respects in accordance with generally accepted accounting principles the results of their operations for the periods indicated, and (B) management's discussion and analysis of the important operational and financial developments during such fiscal year.

          (d) Management Letters. Promptly after Holdings' or any of its
              ------------------
Subsidiaries' receipt thereof, a copy of any final "management letter" received from its certified public accountants and management's response thereto.

          (e) Budgets. No later than 45 days following the first day of each
              -------
fiscal year of Holdings, a budget in form reasonably satisfactory to the Administrative Agent (including (x) budgeted statements of income, Consolidated EBITDA, sources and uses of cash and balance sheets for Holdings and its Subsidiaries and (y) budgeted statements of broadcast cash flow for the Stations on a market by market basis and the statements of operating cash flow for Holdings' outdoor advertising business) prepared by Holdings (i) for each of the twelve months of such fiscal year prepared in detail and (ii) for each of the immediately two succeeding fiscal years prepared in summary form, in each case setting forth, where appropriate, the principal assumptions upon which such budgets are based.

          (f) Officer's Certificates. (A) At the time of the delivery of the
              ----------------------
financial statements provided for in Sections 8.01(b) and (c), a compliance certificate from an Authorized Financial Officer of Holdings in the form of Exhibit K certifying on behalf of Holdings that, to such officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 3.03(d), 3.03(e), 9.01(x), 9.01(xvii), 9.01(xx), 9.02(v), 9.02(xvii), 9.03(iii),
9.03(iv), 9.04, 9.05 and 9.07 through 9.10, inclusive (but, in the case of Section 9.10, only to the extent that such Section is operative), at the end of such fiscal quarter or year, as the case may be, and (ii) certify that there have been no changes to Annexes A through F of the Security Agreement and Annexes A through E of the Pledge Agreement, in each case since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(f), or if there have been any such changes, a list in reasonable detail of such changes and that all actions required by the terms of this Agreement and the relevant Security Documents have been taken.

          (B) At the time of the delivery of the financial statements provided for in Section 8.01(a), a compliance certificate from an Authorized Financial Officer of Holdings in the form of Exhibit K but only certifying on behalf of Holdings that, to such officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate also shall set forth in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 9.09 and, to the extent operative,
9.10 at the end of such fiscal month.

          (g) Notice of Default, Litigation and Material Adverse Effect.
              ---------------------------------------------------------
Promptly, and in any event within five Business Days after any officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries (x) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (h) Other Reports and Filings. Promptly after the filing or delivery
              -------------------------
thereof, copies of all (x) financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness and (y) material filings or communications with the FCC or under, or as required by, the Communications Act.

          (i) Environmental Matters. Promptly after any officer of Holdings or
              ---------------------
any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

          (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;

          (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event Holdings shall deliver to each Lender all notices received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Holdings or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Holdings or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or such Subsidiary's response thereto.

          (j) Insurance. (A) At the time of the delivery of the financial
              ---------
statements provided for in Section 8.01(c), full information as to the insurance then being carried by Holdings and its Subsidiaries.

          (B) At least 10 days prior to the expiration of any then existing insurance, insurance certificates evidencing the renewal or replacement of any such insurance.

          (k) Other Information. From time to time, such other information or
              -----------------
documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as either the Administrative Agent or any Lender may reasonably request in writing.

          8.02 Books, Records and Inspections; Annual Meetings. (a) Holdings
               -----------------------------------------------
will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary, and to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Lender may reasonably request; provided that (x) so
                                                           --------
long as no Default or Event of Default shall have occurred and be continuing, no Lender may exercise such inspection rights more than once per fiscal quarter of Holdings and (y) with respect to any discussions with Holdings' or any of its Subsidiaries' independent accountants, the Administrative Agent or any such Lender shall give Holdings or such Subsidiary an opportunity to participate in such discussions.

          (b) At a date to be mutually agreed upon between the Administrative Agent and Holdings occurring on or prior to the 120th day after the close of each fiscal year of Holdings, Holdings will, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting shall be reviewed the financial results of Holdings and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Holdings.

          8.03 Maintenance of Property; Insurance. (a) Holdings will, and will
               ----------------------------------
cause each of its Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Subsidiaries in good working order and condition, ordinary wear and tear and damage by casualty or condemnation excepted, and (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Holdings or any of its Subsidiaries operates.

          (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, and (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors.

          (c) If Holdings or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 8.03, or if Holdings or any of its Subsidiaries shall fail to so endorse all policies or certificates with respect thereto as set forth in clause (b) of this Section 8.03, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and Holdings and the Borrower jointly and severally agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

          8.04 Existence; Franchises. Holdings will, and will cause each of its
               ---------------------
Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that
                                                       --------  -------
nothing in this Section 8.04 shall (A) prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section
9.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) require Holdings or any of its Subsidiaries to preserve or keep in full force and effect any rights, franchises, licenses, copyrights, trademarks or patents to the extent that the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.05 Compliance with Statutes, etc. Holdings will, and will cause each
               -----------------------------
of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and the retention of its FCC Licenses (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.06 Compliance with Environmental Laws. (a) Holdings will comply, and
               ----------------------------------
will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of Holdings or any of its Subsidiaries and which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 8.01(i), (ii) at any time that Holdings or any of its Subsidiaries are not in compliance with Section 8.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 10, Holdings and the Borrower will (in each case) provide, at the sole expense of Holdings and the Borrower and at the written request of the Administrative Agent or the Required Lenders, an environmental site assessment report concerning any Real Property owned, leased or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If Holdings or the Borrower fail to provide the same within 30 days after such request was made or within 60 days after such request was made to the extent that intrusive sampling is required, the Administrative Agent may order the same, the cost of which shall be borne by Holdings and the Borrower, and Holdings and the Borrower shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to Holdings or the Borrower, all at the sole expense of Holdings and the Borrower.

          8.07 ERISA. As soon as possible and, in any event, within ten (10)
               -----
days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Lenders a certificate of an Authorized Financial Officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Holdings, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant and any notices received by Holdings, such Subsidiary or such ERISA Affiliate from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan ; that any contribution required to be made under applicable law with respect to a Plan or Foreign Pension Plan or Multiemployer Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, could reasonably be expected to have a Material Adverse Effect; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any liability for retiree benefits pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by the severance pay Plans of Holdings or any of its Subsidiaries or Section 601 of ERISA) or any Plan or any Foreign Pension Plan which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Holdings will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan or Multiemployer Plan pursuant to Section 4010 of ERISA. At the request of any Lender, Holdings will also deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or Multiemployer Plan or received from any governmental agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Lenders no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by Holdings, the respective Subsidiary or the ERISA Affiliate, as applicable. Holdings and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.08 End of Fiscal Years; Fiscal Quarters. Holdings will cause (i)
               ------------------------------------
each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          8.09 Performance of Obligations. Holdings will, and will cause each of
               --------------------------
its Subsidiaries to, perform all of its obligations under the terms of each agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.10 Payment of Taxes. Holdings will pay and discharge, and will cause
               ----------------
each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Subsidiaries not otherwise permitted under Section 9.01(i); provided that neither Holdings nor
                                           --------
any of its

Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          8.11 Use of Proceeds. The Borrower will use the proceeds of the Loans
               ---------------
only as provided in Section 7.08.

          8.12 Additional Security; Further Assurances; etc. (a) Holdings will,
               --------------------------------------------
and will cause each of the other Credit Parties to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and Mortgages in such assets and properties of Holdings and the other Credit Parties as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent (collectively, the "Additional Security Documents"). All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding anything to the contrary contained above in this Section 8.12(a), (i) neither Holdings nor any other Credit Party shall be required to grant a Mortgage on any Real Property that is a Leasehold and (ii) the Borrower and the other Credit Parties only shall be required to grant a Mortgage with respect to a fee owned Real Property which has a fair market value at the time of acquisition thereof of $1,000,000 or more.

          (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral as the Collateral Agent may reasonably require. Furthermore, Holdings will, and will cause the other Credit Parties to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.12 has been complied with.

          (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Holdings and its Subsidiaries constituting Collateral, Holdings and the Borrower will, at their own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

          (d) Holdings and the Borrower agree that each action required by clauses (a) through (c) of this Section 8.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders; provided that, in
                                                              --------
no event will Holdings or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12.

          8.13 Foreign Subsidiaries Security. If, following a change in the
               -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, Holdings does not, within 30 days after a request from the Administrative Agent setting forth the assertion, and the basis thereof, that one or more of the conditions described in subdivision (i), (ii) or (iii) of this Section 8.13 will not have the effect set forth in subdivision (I) or (II) of this Section 8.13, deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary of Holdings which has not already had all of its stock pledged pursuant to the General Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other Federal income tax consequences to the Credit Parties having an adverse financial consequence to any Credit Party in any material respect, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the General Pledge Agreement shall be promptly pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the General Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall promptly execute and deliver the Security Agreement and General Pledge Agreement (or another security agreement or pledge agreement in substantially similar form, if needed), granting the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets which would be pledged to the Collateral Agent if such Foreign Subsidiary were a Domestic Subsidiary and securing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with a Secured Creditor and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall promptly execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with a Secured Creditor, in each case to the extent that the entering into of the Security Agreement, General Pledge Agreement or Subsidiaries Guaranty (and the pledge of a security interest thereunder) is permitted by (or feasible under) the laws of the respective foreign jurisdiction.

          8.14 Permitted Acquisitions. Subject to the provisions of this Section
               ----------------------
8.14 and the requirements contained in the definition of Permitted Acquisition, Holdings and its Wholly-Owned Subsidiaries and, solely with respect to the Stations identified to be acquired by it as provided in Schedule 7.24, Group II, may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given to the Administrative Agent at least 10 Business Days' prior written notice of any Permitted Acquisition (or such shorter period of time as the Administrative Agent may reasonably agree to with respect to any Permitted Acquisition), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) calculations are made by Holdings showing compliance with the financial covenants contained in Sections 9.08, 9.09 and, to the extent applicable, 9.10 for the most recently ended Calculation Period on a Pro Forma
                                                                     --- -----
Basis; (iv) based on good faith projections prepared by Holdings for the period from the date of the consummation of the respective Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the financial covenants set forth in Sections 9.08, 9.09 and, to the extent applicable, 9.10 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in such Sections 9.08, 9.09 and, to the extent applicable, 9.10 as compliance with such financial covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) immediately after giving effect to each Permitted Acquisition (and all payments to be made in connection therewith), the Total Unutilized Revolving Loan Commitment shall equal or exceed (x) $5,000,000 at any time that the Total Revolving Loan Commitment is $125,000,000 or less or
(y) $10,000,000 at any time that the Total Revolving Loan Commitment is greater than $125,000,000; (vi) the Acquired Entity or Business acquired pursuant to such Permitted Acquisition is located exclusively within the United States, provided that up to $10,000,000 of Permitted Acquisitions in the aggregate may
--------
be consummated in any fiscal year of Holdings in which the Acquired Entity or Business conducts all or any material part of its business outside the United States; and (vii) Holdings shall have delivered to the Administrative Agent a certificate executed by an Authorized Financial Officer of Holdings, certifying to such officer's knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, and containing the calculations (in reasonable detail) required by the preceding clauses (iii) through (vi); provided, however, except with respect to the Stations identified as to be
--------  -------
acquired by Holdings as provided in Schedule 7.24 (which Stations shall be transferred as provided in Section 8.17), in the case of each Permitted Acquisition effected by Holdings, Holdings will immediately following the closing of each such Permitted Acquisition transfer the assets and/or the equity interests so acquired to the Borrower and/or a Wholly-Owned Subsidiary of the Borrower (including through a merger of any Person formed by Holdings to consummate each such Permitted Acquisition or acquired pursuant thereto with and into the Borrower and/or a Wholly-Owned Subsidiary of the Borrower, with the Borrower or such Wholly-Owned Subsidiary being the surviving corporation) and the Borrower or such Wholly-Owned Subsidiary shall in turn transfer the FCC Licenses related to any such Stations to one or more License Subsidiaries.

          8.15 License Subsidiaries. Except for the FCC Licenses held by
               --------------------
Holdings and Group II as of the Effective Date and applications for FCC Licenses made as of the Effective Date by Holdings or Group II as set forth on Schedule
7.24 (which FCC Licenses will be transferred to one or more License Subsidiaries as required by Section 8.17), Holdings will cause all FCC Licenses to be held and retained by one or more License Subsidiaries.

          8.16 Contributions. (a) Holdings will, promptly after its receipt
               -------------
thereof, contribute as an equity contribution to the capital of the Borrower, any cash proceeds received by Holdings from any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its equity, any cash capital contributions or any tax refunds.

          (b) The Borrower will use the proceeds of all equity contributions received by it from Holdings as provided in clause (a) of this Section 8.16 as provided in the relevant clause of Sections 3.03 and/or 4.02 to the extent required to be so applied.

          8.17 Asset Transfers. As soon as practicable following the Effective
               ---------------
Date, but in any event no later than September 30, 2000, Holdings will (x) contribute all of its assets (including cash, but excluding the capital stock of the Borrower and the capital stock of Group II, any investments held by Holdings pursuant to Section 9.05(vi) and the FCC Licenses held by it) to the Borrower and (y) transfer all of the FCC Licenses held by it to one or more Licenses Subsidiaries (collectively, the "Holdings Asset Transfer"). As soon as practicable following the Effective Date, but in no event later than (i) August 15, 2000 with respect to those Stations owned by Group II as of the Effective Date or (ii) with respect to any Stations acquired by Group II pursuant to Permitted Acquisitions after the Effective Date, 10 Business Days following the consummation of any such Permitted Acquisition, Group II will file an application with the FCC seeking approval to assign the FCC Licenses held by it to one or more License Subsidiaries, and within 10 Business Days after receipt of each such approval and all other governmental approvals which may be required to effect such transfer, Group II will (x) transfer all of its assets (including cash, but excluding the FCC Licenses held by it) to the Borrower (including through a merger with and into the Borrower pursuant to Section 9.02(xi)) or to a Wholly-Owned Domestic Subsidiary thereof that is a Subsidiary Guarantor and
(y) transfer all of the FCC Licenses held by it to one or more Licenses Subsidiaries (collectively, the "Group II Asset Transfer"). At the time of each such transfer referred to in the immediately preceding sentences, Holdings will, and will cause each of its Subsidiaries to, take all such actions as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to maintain the perfection and priority of the Collateral Agent's security interest in the assets so transferred.

          SECTION 9. Negative Covenants. Each of Holdings and the Borrower
                     ------------------
hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated (or have been cash collateralized in a manner reasonably satisfactory to the Administrative Agent, together with all Letter of Credit Fees and Facing Fees related thereto which will accrue thereon through the stated termination date of all such Letters of Credit) and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

          9.01 Liens. Holdings will not, and will not permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income; provided that the provisions of this Section
                                    --------
9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) (A) inchoate Liens for federal income taxes, (B) Liens for other taxes, assessments or governmental charges or levies overdue by no more than 30 days or (C) Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Holdings' or such Subsidiary's property or assets, taken as a whole, or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary, (y) which are not overdue by more than 30 days or (z) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 9.01, but only to the respective date, if any, set forth in such Schedule 9.01 for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent permitted on such Schedule 9.01, provided that (x) the aggregate principal amount of the Indebtedness, if
     --------
     any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension except as otherwise permitted under Section 9.04, and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries other than the proceeds of the property securing such existing Liens;

          (iv) Liens created pursuant to the Credit Documents;

          (v) licenses, sublicenses, leases or subleases granted to other Persons in a manner consistent with the industry or industries in which the Borrower is permitted to engage in hereunder and not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

          (vi) Liens upon assets of Holdings or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such Liens
                                                    --------
     only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any Subsidiary of Holdings other than proceeds of the asset giving rise to such Capitalized Lease Obligation;

          (vii) Liens placed upon furniture, equipment, machinery or Real Property acquired after the Effective Date and used in the ordinary course of business of Holdings or any of its Subsidiaries and created at the time of the acquisition thereof by Holdings or such Subsidiary or within 120 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such furniture, equipment, machinery or Real Property or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the
                                                       --------
     Indebtedness secured by such Liens is permitted by Section 9.04(iv) and (y) in all events, the Lien encumbering the furniture, equipment, machinery or Real Property so acquired does not encumber any other asset of Holdings or such Subsidiary other than the proceeds of the asset so acquired;

          (viii) easements, rights-of-way, restrictions (including zoning restrictions and restrictive covenants), encroachments, protrusions, overlaps and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

          (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by Holdings or any of its Subsidiaries in the ordinary course of business;

          (x) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that no cash
                                                           --------
     or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, other than appeal bonds secured by deposits not to exceed $1,000,000 in the aggregate);

          (xi) statutory, contractual and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

          (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases, government contracts and trade contracts in the ordinary course of business, and surety bonds, performance bonds, stay bonds, customs bonds, statutory bonds and other obligations of a like nature (other than, in any case, appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (xiii) Permitted Encumbrances;

          (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition or an Investment made pursuant to Section 9.05(xiv) or (xv), plus renewals, replacements and extensions of such Liens, provided that (x)
                                                               --------
     any Indebtedness that is secured by such Liens is permitted to exist under
     Section 9.04(vii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition or Investment and do not attach to any asset of Holdings or any other asset of the Borrower or any of its Subsidiaries other than the proceeds of the assets subject to such existing Liens;

          (xv) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (xvi) deposits made in the ordinary course of business to secure liabilities for premiums to insurance carriers;

          (xvii) cash earnest money deposits in connection with any Permitted Acquisition otherwise permitted by Section 8.14 in an aggregate amount for any such Permitted Acquisition not to exceed that amount, when added to the Stated Amount of all Letters of Credit issued to provide assurance of performance in connection with such Permitted Acquisition, which equals 10% of the aggregate purchase price for such Permitted Acquisition;

          (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (xix) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement; and

          (xx) Liens not otherwise permitted under this Section 9.01 to the extent attaching to properties and assets (other than the equity interests of any Subsidiary of Holdings or any FCC License) with an aggregate fair market value not in excess of, and securing liabilities not in excess of, $3,000,000 in the aggregate at any one time outstanding.

In connection with the granting of Liens of the type described in clauses (iii),
(vi), (vii), (viii), (ix), (xiii), (xiv) and (xx) of this Section 9.01 by Holdings of any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate Lien releases or Lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

          9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings
               ------------------------------------------------------
will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and other similar tangible assets and intangible assets, including any such property acquired by way of trade or barter agreements, in each case in the ordinary course of business) of any Person, except that:

          (i) Capital Expenditures by Holdings and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

          (ii) each of Holdings and its Subsidiaries may make sales or other transfers of inventory, airtime, advertising, broadcast or similar medium of communication in the ordinary course of business;

          (iii) each of Holdings and its Subsidiaries may sell obsolete, uneconomic or worn-out property or property that is no longer useful in the conduct of its business, in each case in the ordinary course of business;

          (iv) Investments may be made to the extent permitted by Section 9.05;

          (v) Holdings and its Subsidiaries may sell assets (other than the capital stock of the Borrower or Group II), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) Holdings or the respective Subsidiary receives at least fair market value (as determined in good faith by Holdings or such Subsidiary, as the case may be), (x) the total consideration received by Holdings or such Subsidiary is at least 75% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 3.03(d), and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this Section 9.02(v) shall not exceed $10,000,000 in any fiscal year of Holdings;

          (vi) Station Swaps as part of a Permitted Acquisition shall be permitted as, and to the extent, provided in Section 8.14, provided that any cash proceeds that are received as part of a Station Swap shall be applied and/or reinvested as (and to the extent) required by Section 3.03(d);

          (vii) each of Holdings and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent otherwise permitted by Section 9.04(iv);

          (viii) each of Holdings and its Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

          (ix) each of Holdings and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries, in each case so long as no such grant otherwise prohibits the Collateral Agent's security interest in the asset or property subject thereto;

          (x) subject to Section 8.15, any Subsidiary of the Borrower may transfer (including by way of lease) assets to the Borrower or to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor and the Borrower may transfer (including by way of lease) assets to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor, in either case so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (xi) subject to Section 8.15, Group II may merge with and into, or be dissolved or liquidated into, the Borrower and any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor, so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (ii) in all other cases, the Wholly-Owned Domestic Subsidiary which is a Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation, (iii) in the case of any merger involving Group II, the only consideration received by the Shareholders is equity interests of Holdings or any direct or indirect parent company of Holdings, (iv) in the case of any such merger, dissolution or liquidation involving a non-Wholly-Owned Subsidiary, to the extent that the minority shareholders thereof receive consideration other than equity interests in Holdings or any direct or indirect parent company of Holdings, such consideration shall otherwise be permitted to be paid in a transaction meeting the requirements of Section 8.14, 9.04(vii), 9.05(xiv) or 9.05(xv) and (v) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of Group II or such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (xii) subject to Section 8.15, (A) any Foreign Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, another Foreign Subsidiary of the Borrower, so long as (x) in the case of any such merger, dissolution or liquidation involving a Wholly-Owned Foreign Subsidiary of the Borrower, a Wholly-Owned Foreign Subsidiary of the Borrower is the survivor of such merger, dissolution or liquidation, and (y) in the case of any such merger, dissolution or liquidation involving a non-Wholly Owned Subsidiary, to the extent that the minority shareholders thereof receive consideration other than equity interests in Holdings or any direct or any indirect parent company of Holdings, such consideration shall otherwise be permitted to be paid in a transaction meeting the requirements of Section 8.14, 9.04(vii), 9.05(xiv) or 9.05(xv), and (B) any Foreign Subsidiary of the Borrower may transfer assets to a Wholly-Owned Foreign Subsidiary of the Borrower,

          (xiii) subject to Section 8.15, any non-Wholly-Owned Subsidiary of the Borrower which is not a Subsidiary Guarantor may merge with and into, or be dissolved or liquidated into, or transfer its assets to, another non-Wholly-Owned Subsidiary of the Borrower which is not a Subsidiary Guarantor, in each case so long as any such transaction is otherwise permitted as an Investment at such time pursuant to Section 9.05(xiv) or
     (xv);

          (xiv) the transfers pursuant to Section 8.17 shall be permitted;

          (xv) Permitted Acquisitions may be made to the extent permitted by
     Section 8.14 (including through mergers permitted by such Section 8.14);

          (xvi) Holdings and its Subsidiaries may pay Dividends as permitted under Section 9.03;

          (xvii) transfers of condemned property to the respective governmental authority or agency that have condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement, in each case shall be permitted so long as the Net Insurance Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 3.03(e);

          (xviii) the Borrower and its Subsidiaries and Group II may sell or transfer Stations (and related assets, including cash and Cash Equivalents as working capital) to Non-Controlled Entities so long as (i) all such sales or transfers are at fair market value (as determined in good faith by the Borrower, Group II or such Subsidiary, as the case may be), (ii) the aggregate amount of all such sales and transfers effected pursuant to this
     Section 9.02(xviii) shall not exceed $10,000,000, (iii) no Default or Event of Default then exists or would result therefrom, (iv) each such sale or transfer is required under applicable law to eliminate or avoid a concentration issue in a particular market, and (v) the Net Sale Proceeds therefrom, if any, are applied and/or reinvested as (and to the extent) required by Section 3.03(d); and

          (xix) within the 12 month period following the consummation of each Permitted Acquisition, the Borrower and its Subsidiaries may sell one or more Stations (and related assets) that were acquired pursuant to such Permitted Acquisition so long as (i) the Borrower or the respective Subsidiary has entered into a binding written agreement with a purchaser for such Stations within the six month period following the consummation of such Permitted Acquisition, (ii) no Default or Event of Default then exists or would result therefrom, (iii) the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iv) the total consideration received by the Borrower or such Subsidiary is 100% cash and is paid at the time of the closing of such sale, and (v) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 3.03(d).

To the extent the Required Lenders or, to the extent required by Section 13.12, all of the Lenders, waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this
Section 9.02 (other than to a Credit Party), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          9.03 Dividends. Holdings will not, and will not permit any of its
               ---------
Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

          (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

          (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary); provided, however, at any time that a Specified Default or an Event of
     --------  -------
     Default then exists, no non-Wholly-Owned Subsidiary which is a Subsidiary Guarantor may pay any Dividends pursuant to this Section 9.03(ii);

          (iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings to enable Holdings to purchase, and Holdings may repurchase, its outstanding equity interests (or options to purchase such equity interests) following the death, disability or termination of employment of officers, directors or employees of Holdings or any of its Subsidiaries or to fulfill the obligations of Holdings or any of its Subsidiaries under an employee stock purchase or similar plan covering directors, officers and employees of Holdings or any of its Subsidiaries in each case, so long as the aggregate amount of all Dividends and repurchases made pursuant to this Section 9.03(iii) shall not exceed $1,000,000 in any fiscal year of Holdings (plus the amount of cash proceeds paid by any employee in consideration for the reissuance of equity interests in Holdings theretofore repurchased by Holdings to the extent received by Holdings within 12 months following any such repurchase);

          (iv) the Borrower may pay cash Dividends to Holdings to enable Holdings to redeem, and Holdings may redeem, fractional shares of its common stock so long as the aggregate amount of all such Dividends and redemptions made pursuant to this Section 9.03(iv) shall not exceed $50,000;

          (v) Holdings may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash;

          (vi) the Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings to pay operating expenses incurred in the ordinary course of business (including, without limitation, outside directors and professional fees, expenses and indemnities and the fees set forth in Section 9.06(v)) and other similar corporate overhead costs and expenses;

          (vii) the Borrower may pay cash Dividends to Holdings at the times and in the amounts necessary to enable Holdings to pay its tax obligations owing by Holdings for the respective period (including any penalties with respect thereto), provided that any refunds which are received by Holdings shall promptly be returned by Holdings to the Borrower; and

          (viii) the Borrower may pay cash Dividends to Holdings at the times and in the amounts necessary to enable Holdings to consummate a Permitted Acquisition pursuant to Section 8.14 and/or an Investment made pursuant to
     Section 9.05(xiv).

Notwithstanding anything to the contrary contained above in this Section 9.03, in no event shall Group II pay or make any Dividend.

          9.04 Indebtedness. Holdings will not, and will not permit any of its
               ------------
Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Indebtedness outstanding on the Effective Date and listed on
     Schedule 9.04 (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent otherwise permitted on Schedule 9.04, provided that
                                                                --------
     the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing except as otherwise permitted under this Section 9.04;

          (iii) Indebtedness of the Borrower or any of its Subsidiaries under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

          (iv) Indebtedness of the Borrower and its Subsidiaries and Group II evidenced by Capitalized Lease Obligations (to the extent permitted pursuant to Section 9.07) and purchase money Indebtedness described in
     Section 9.01(vii), provided that in no event shall the sum of the aggregate
                        --------
     principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iv) exceed $2,000,000 at any time outstanding;

          (v) intercompany Indebtedness among Holdings and its Subsidiaries to the extent permitted by Section 9.05;

          (vi) Indebtedness consisting of guaranties by the Borrower and the Subsidiary Guarantors of each other's Indebtedness and lease obligations permitted under this Agreement;

          (vii) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition or an Investment made pursuant to Section 9.05(xiv) or (xv) (or Indebtedness of the Borrower or a Subsidiary thereof assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or Investment, (y) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y), and (z) the aggregate principal amount of all Indebtedness permitted by this clause (vii) shall not exceed $2,000,000 at any one time outstanding;

          (viii) to the extent that same constitutes Indebtedness, obligations in respect of earn-out arrangements permitted pursuant to a Permitted Acquisition;

          (ix) Indebtedness of the Borrower under Permitted Subordinated Notes (which Indebtedness may be guaranteed on a like basis by the Subsidiary Guarantors), so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of the issuance of any Permitted Subordinated Notes or immediately after giving effect thereto, (ii) the Borrower shall have given to the Administrative Agent at least 15 Business Days' prior written notice of any proposed issuance of Permitted Subordinated Notes, (iii) calculations are made by Holdings showing compliance with the financial covenants contained in Sections 9.08, 9.09 and 9.10 for the most recently ended Calculation Period on a Pro Forma
                                                                  --- -----
     Basis, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Subordinated Notes had been issued on the first day of such Calculation Period (and had remained outstanding during such Calculation Period), (iv) based on good faith projections prepared by Holdings and the Borrower for the period from the date of the proposed issuance of the respective Permitted Subordinated Notes to the date which is one year thereafter, the level of financial performance measured by the financial covenants set forth in Sections 9.08,
     9.09 and 9.10 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in such Section 9.08, 9.09 and 9.10 as compliance with such financial covenants would be required through the date which is one year from the date of the proposed issuance of the respective Permitted Subordinated Notes, (v) such Permitted Subordinated Notes are unsecured, (vi) such Permitted Subordinated Notes do not have any maturities, scheduled repayments, sinking fund requirements, amortizations or similar payments prior to

     August 1, 2008, (vii) all of the terms and conditions of (and the documentation for) the Permitted Subordinated Notes and the other Permitted Subordinated Note Documents (including, without limitation, covenants, events of default, remedies, limitations on cash interest payable and subordination provisions) are reasonably satisfactory to the Administrative Agent, and (viii) Holdings shall have delivered to the Administrative Agent a certificate executed by an Authorized Financial Officer of Holdings, certifying to such officer's knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, and containing the calculations (in reasonable detail) required by the preceding clauses (iii) and (iv);

          (x) Indebtedness of the Borrower and its Subsidiaries owing to the seller in any Permitted Acquisition so long as (i) at the time of the issuance of such Indebtedness, no Default or Event of Default then exists or would result therefrom, (ii) such Indebtedness is unsecured and is subordinated to the Obligations on a basis reasonably satisfactory to the Administrative Agent, (iii) such Indebtedness does not have any required amortization, maturity, sinking fund payment or similar requirement, or any cash interest payment requirement, in any case prior to October 31, 2007, and (iv) no more than $5,000,000 of such Indebtedness in the aggregate may be outstanding at any time (such Indebtedness is referred to as "Seller Subordinated Notes");

          (xi) guarantees by the Borrower and its Subsidiaries (other than guarantees of Indebtedness) made in the ordinary course of business, provided that such guarantees could not, either individually or in the
     --------
     aggregate, reasonably be expected to have a Material Adverse Effect; and

          (xii) so long as no Default or Event of Default then exists or would result therefrom, additional Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding.

          9.05 Advances, Investments and Loans. Holdings will not, and will not
               -------------------------------
permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (i) Holdings and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of Holdings or such Subsidiary;

          (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that (x) during any time that Revolving Loans or
                  --------
     Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by Holdings and its Subsidiaries shall not exceed $5,000,000 for any period of five consecutive Business Days (exclusive of any cash held by the Borrower and its Subsidiaries pursuant to an earnest money escrow account to the extent such account is permitted by Section 9.01(xvii)), and (y) from and after the Holdings Asset Transfer, any cash or Cash Equivalents held by Holdings shall be promptly contributed to the Borrower;

          (iii) Holdings and its Subsidiaries may hold the Investments held by them on the Effective Date and described on Schedule 9.05, provided that any additional Investments made with respect thereto shall be permitted only if otherwise permitted under this Section 9.05;

          (iv) Holdings and its Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (v) Holdings and its Subsidiaries may make loans and advances to their officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

          (vi) Holdings may acquire and hold obligations of one or more officers, directors or other employees of Holdings or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

          (vii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

          (viii) Holdings and its Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.02;

          (ix) (A) Holdings may make equity contributions to the Borrower, (B) the Borrower and its Wholly-Owned Domestic Subsidiaries that are Subsidiary Guarantors may make Investments between or among one another, (C) non-Wholly-Owned Domestic Subsidiaries that are Subsidiary Guarantors and Subsidiaries of the Borrower which are not Credit Parties may make intercompany loans and advances to Holdings, the Borrower and to Domestic Subsidiaries that are Subsidiary Guarantors, and (D) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances to Holdings, provided that (w) if any Investment made by a Credit Party pursuant to this
     Section 9.05(ix) is evidenced by a note, such note shall be pledged to the Collateral Agent pursuant to the General Pledge Agreement, (x) from and after the Holdings Asset Transfer, intercompany loans and advances may be made to Holdings only for the purposes described in, and subject to the limitations set forth in, Sections 9.03(iii), (iv), (vi),
     (vii) and (viii), (y) any Investments made pursuant to clause (C) above may not be repaid at any time that a Specified Default or an Event of Default has occurred and is continuing, and (z) from and after the Group II Asset Transfer, no additional Investments may be made to Group II;

          (x) the Borrower and its Subsidiaries may make intercompany loans, advances and cash capital contributions to Domestic Subsidiaries of the Borrower that are not Wholly-Owned Subsidiaries of the Borrower and to Wholly-Owned Foreign Subsidiaries of the Borrower, provided that (x) if any
                                                        --------
     Investment made by a Credit Party pursuant to this Section 9.05(x) is evidenced by a note, such note shall be pledged to the Collateral Agent pursuant to the General Pledge Agreement, and (y) no more than $2,000,000 of Investments in the aggregate may be made pursuant to this Section 9.05(x) in any fiscal year of Holdings (determined without regard to any write-downs or write-offs of such Investments);

          (xi) Wholly-Owned Foreign Subsidiaries of the Borrower may make Investments between or among one another;

          (xii) Permitted Acquisitions shall be permitted in accordance with
     Section 8.14;

          (xiii) Investments permitted under Sections 9.01, 9.02, 9.03, 9.04,
     9.05 and 9.07 shall be permitted to the extent that such transactions constitute an Investment;

          (xiv) so long as no Default or Event of Default then exists or would result therefrom, Holdings and its Subsidiaries (other than Group II) may make Investments (i) with Net Equity Proceeds received by Holdings after the Effective Date or (ii) the consideration for which consists of capital stock of Holdings; provided, however, in the case of each Investment
                        --------  -------
     effected by Holdings pursuant to this Section 9.05(xiv), Holdings will immediately following the closing of each such Investment, transfer the Investment so acquired to the Borrower or a Subsidiary thereof (including through a merger of any Person formed by Holdings to consummate each such Investment or acquired pursuant thereto with and into the Borrower or such Subsidiary, with the Borrower or such Subsidiary being the surviving corporation) and the Borrower and/or such Subsidiary will in turn transfer any FCC Licenses related to any such Investment to one or more License Subsidiaries; and

          (xv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make Investments not otherwise permitted by clauses (i) through (xiv) of this Section 9.05 in an aggregate amount not to exceed $2,500,000 in any fiscal year of Holdings (determined without regard to any write-downs or write-offs thereof).

          9.06 Transactions with Affiliates. Holdings will not, and will not
               ----------------------------
permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Holdings or any of its Subsidiaries, other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

          (i) Dividends may be paid to the extent provided in Section 9.03;

          (ii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Sections 9.02,
     9.04 and 9.05;

          (iii) customary fees and reimbursement of expenses may be paid to directors of Holdings and its Subsidiaries;

          (iv) Holdings and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of Holdings and its Subsidiaries in the ordinary course of business; and

          (v) Holdings or the Borrower may pay a transaction fee to the Class A stockholders of Holdings in connection with (and at the time of the consummation of) any Permitted Acquisition so long as the aggregate amount of each such fee (for all such Class A stockholders taken together) does not exceed 1% of the aggregate value of any such Permitted Acquisition.

Notwithstanding anything to the contrary contained above in this Section 9.06, in no event shall Holdings or any of its Subsidiaries pay any management, consulting or similar fee to any of their respective Affiliates except to the Borrower or as otherwise permitted by clause (v) of this Section 9.06.

          9.07 Capital Expenditures. (a) Holdings will not, and will not permit
               --------------------
any of its Subsidiaries to, make any Capital Expenditures, except that (i) during the period from the Effective Date through December 31, 2000, Holdings and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $1,000,000 and (ii) during any fiscal year of Holdings thereafter (taken as one accounting period), Holdings and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed 5% of Holdings' and its Subsidiaries' consolidated net revenues from operations for Holdings' immediately preceding fiscal year (determined on a Pro Forma Basis to take into account all Permitted Acquisitions and Asset Sales
--- -----
consummated during such immediately preceding fiscal year).

          (b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by Holdings and its Subsidiaries pursuant to clause (a) above in any fiscal year of Holdings (or during the period set forth in clause (a)(i) above) (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by Holdings and its Subsidiaries during such fiscal year (or such period, as the case may be), the lesser of (x) such excess and (y) 50% of the applicable permitted scheduled Capital Expenditure amount as set forth in such clause (a) above may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that no amounts once carried forward pursuant to this Section 9.07(b) may be carried forward to any fiscal year of Holdings thereafter.

          (c) In addition to the foregoing, Holdings and its Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by Holdings or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested within 540 days following the receipt of such Net Sale Proceeds, but only to the extent that such Net Sale Proceeds are not otherwise required to be applied to reduce the Total Revolving Loan Commitment pursuant to
Section 3.03(d).

          (d) In addition to the foregoing, Holdings and its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by Holdings or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are so used within 365 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event, but only to the extent that such Net Insurance Proceeds are not otherwise required to be applied to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(e).

          (e) In addition to the foregoing, the Borrower and its Wholly-Owned Subsidiaries and, to the extent provided in Section 8.14, Holdings and Group II, in each case may consummate Permitted Acquisitions in accordance with the requirements of Section 8.14.

          9.08 Minimum Consolidated Cash Interest Coverage Ratio. Holdings will
               -------------------------------------------------
not permit the Consolidated Cash Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Holdings set forth below to be less than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ending                                     Ratio
          ---------------------                                     -----
          September 30, 2000                                    1.50:1.00
          December 31, 2000                                     1.65:1.00
          March 31, 2001                                        1.75:1.00
          June 30, 2001                                         2.00:1.00
          September 30, 2001                                    2.25:1.00
          December 31, 2001                                     2.50:1.00
          March 31, 2002                                        2.75:1.00
          June 30, 2002                                         3.00:1.00
          September 30, 2002                                    3.25:1.00
          December 31, 2002                                     3.50:1.00
          March 31, 2003                                        3.75:1.00
          June 30, 2003
          and the last day of each  fiscal  quarter
          of Holdings thereafter                                4.00:1.00

          9.09 Maximum Total Leverage Ratio. (a) At any time prior to the
               ----------------------------
initial issuance by the Borrower of Permitted Subordinated Notes, Holdings will not permit the Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

              Period                                                    Ratio
              ------                                                    -----
     Effective Date through and including March 30,
       2001                                                           7.00:1.00
     March 31, 2001 through and including June 29, 2001
                                                                      6.75:1.00
     June 30, 2001 through and including September 29,
       2001                                                           6.25:1.00
     September 30, 2001 through and including December
       30, 2001                                                       6.00:1.00
     December 31, 2001 through and including March 30,
       2002                                                           5.75:1.00
     March 31, 2002 through and including June 29, 2002
                                                                      5.50:1.00
     June 30, 2002 through and including September 29,
       2002                                                           5.25:1.00
     September 30, 2002 through and including December
       30, 2002                                                       5.00:1.00
     December 31, 2002 through and including March 30,
       2003                                                           4.50:1.00
     March 31, 2003 through and including June 29, 2003
                                                                      4.25:1.00
     June 30, 2003 through and including September 29,
       2003                                                           4.00:1.00
     September 30, 2003 through and including March
       30, 2004                                                       3.75:1.00
     March 31, 2004 and thereafter
                                                                      3.50:1.00

          (b) At any time from and after the initial issuance by the Borrower of Permitted Subordinated Notes, Holdings will not permit the Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

              Period                                                    Ratio
              ------                                                    -----
     Effective Date through and including March 30,
       2001                                                           7.00:1.00
     March 31, 2001 through and including June 29,
       2001                                                           7.00:1.00
     June 30, 2001 through and including September
       29, 2001                                                       7.00:1.00
     September 30, 2001 through and including
       December 30, 2001                                              7.00:1.00
     December 31, 2001 through and including March
       30, 2002                                                       6.75:1.00
     March 31, 2002 through and including June 29,
       2002                                                           6.50:1.00
     June 30, 2002 through and including September
       29, 2002                                                       6.25:1.00
     September 30, 2002 through and including
       December 30, 2002                                              6.00:1.00
     December 31, 2002 through and including March
       30, 2003                                                       5.50:1.00
     March 31, 2003 through and including June 29,
       2003                                                           5.25:1.00
     June 30, 2003 through and including September
       29, 2003                                                       5.00:1.00
     September 30, 2003 through and including March
       30, 2004                                                       4.75:1.00

     March 31, 2004 and thereafter                                    4.50:1.00

          9.10 Maximum Senior Leverage Ratio. From and after the initial
               -----------------------------
issuance by the Borrower of Permitted Subordinated Notes, Holdings will not permit the Senior Leverage Ratio at any time to be greater than 4.00:1.00.

          9.11 Limitations on Prepayments of Certain Indebtedness; Modifications
               -----------------------------------------------------------------
of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws
-------------------------------------------------------------------------------
and Certain Other Agreements, etc. (a) Holdings will not, and will not permit
---------------------------------
any of its Subsidiaries to:

          (i) after the issuance thereof, make (or give any notice in respect
     of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Seller Subordinated Notes or any Permitted Subordinated Notes, provided that the Borrower may refinance any then
                         --------
     outstanding Permitted Subordinated Notes solely with the proceeds from the issuance of additional Permitted Subordinated Notes so long as such issuance is otherwise permitted under Section 9.04(ix);

          (ii) after the issuance of any Seller Subordinated Notes or Permitted Subordinated Notes, amend or modify, or permit the amendment or modification of, any provision of any Seller Subordinated Notes or Permitted Subordinated Note Documents other than any such amendments or modifications which could not be adverse to the interests of the Lenders and which are approved in advance by the Administrative Agent; or

          (iii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other equity interests (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock or other equity interests, unless such amendment, modification, change or other action contemplated by this clause (iii) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect.

          (b) After the issuance of any Permitted Subordinated Notes, neither Holdings nor any of its Subsidiaries shall designate any Indebtedness, other than the Obligations, as "Designated Senior Debt" for purposes of the Permitted Subordinated Notes and the other Permitted Subordinated Note Documents.

          9.12 Limitation on Certain Restrictions on Subsidiaries. Holdings will
               --------------------------------------------------
not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any of its Subsidiaries, or pay any Indebtedness owed to Holdings or any of its Subsidiaries, (b) make loans or advances to Holdings or any of its Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement and the other Credit Documents, (iii) after the issuance of any Permitted

Subordinated Notes, the Permitted Subordinated Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Holdings or any of its Subsidiaries, (v) customary provisions restricting assignment of any licensing agreement (in which Holdings or any of its Subsidiaries is the licensee) or other contract entered into by Holdings or any of its Subsidiaries in the ordinary course of business, (vi) restrictions on the transfer of any asset pending the close of the sale of such asset, and (vii) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01.

          9.13 Limitation on Issuance of Capital Stock. (a) Holdings will not,
               ---------------------------------------
and will not permit any of its Subsidiaries to, issue (i) any preferred stock or other preferred equity interests other than Qualified Preferred Stock issued by Holdings or (ii) any redeemable common stock or other redeemable common equity interests other than common stock or other redeemable common equity interests that is redeemable at the sole option of Holdings or such Subsidiary, as the case may be.

          (b) Holdings will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) for issuances by non-Wholly-Owned Subsidiaries of the Borrower for fair market value and in exchange for contributions made to such Subsidiaries by the minority shareholders thereof, or (v) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

          9.14 Business. (a) Holdings will not, and will not permit any of its
               --------
Subsidiaries to, engage in any business other than (i) radio broadcasting and outdoor advertising and (ii) advertising related new media opportunities in internet radio and online directories affiliated with radio stations; provided,
                                                                      --------
however, that notwithstanding anything to the contrary contained in this
-------
Agreement (including Sections 8.14, 9.02, 9.05 and 9.07), no more than $3,000,000 in the aggregate of Permitted Acquisitions, Investments, Capital Expenditures and/or other expenditures may be made by Holdings and its Subsidiaries with respect to the businesses described in clause (ii) of this
Section 9.14.

          (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, Holdings will not permit any License Subsidiary to engage in any business or own any significant assets or have any material liabilities other than (i) its ownership of FCC Licenses and (ii) those liabilities which it is responsible for under this Agreement, the other Credit Documents to which it is a party and, after the issuance of any Permitted Subordinated Notes, the Permitted Subordinated Note Documents to which it is a party.

          (c) Notwithstanding the foregoing or anything else in this Agreement to the contrary, from and after the Holdings Asset Transfer, Holdings will not engage in any business or own any significant assets or have any material liabilities other than (i) its ownership of the capital stock of the Borrower and Group II, (ii) those liabilities which it is responsible for under this Agreement and the other Credit Documents to which it is a party, (iii) activities incident to the performance of the issuance and/or sale of its equity interests or options or warrants in respect of its equity interests and (iv) as otherwise specifically permitted under this Agreement.

          9.15 Limitation on Creation of Subsidiaries. Holdings will not, and
               --------------------------------------
will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary, provided that the Borrower and its
                                   --------
Wholly-Owned Subsidiaries and, to the extent permitted by Sections 8.14 and 9.05(xiv), Holdings and Group II, shall be permitted to (A) establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries and (B) establish, create and acquire non-Wholly-Owned Subsidiaries to the extent permitted by Sections 9.05(xiv) and (xv) and the definition of Permitted Acquisition, in each case so long as within 10 days after each such establishment, creation and/or acquisition (i) the equity interests of each such new Subsidiary is pledged and delivered to the Collateral Agent pursuant to, and to the extent required by, the Pledge Agreement, (ii) each such new Domestic Subsidiary (and, to the extent required by Section 8.13, each such new Foreign Subsidiary) executes and delivers to the Administrative Agent a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and
(iii) each such new Domestic Subsidiary (and, to the extent required by Section 8.13, each such new Foreign Subsidiary), to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 8.12. In addition, each such new Subsidiary which is required to become a Credit Party shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date.

          SECTION 10. Events of Default. Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"):

          10.01 Payments. The Borrower shall (i) default in the payment when due
                --------
of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02 Representations, etc. Any representation, warranty or statement
                --------------------
made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03 Covenants. Holdings or any of its Subsidiaries shall (i) default
                ---------
in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08, 8.11, 8.14, 8.15, 8.16 or Section 9 or
(ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the Borrower by the Administrative Agent or the Required Lenders; or

          10.04 Default Under Other Agreements. (i) Holdings or any of its
                ------------------------------
Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this
--------
Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $1,000,000; or

          10.05 Bankruptcy, etc. Holdings or any of its Subsidiaries shall
                ---------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries, and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries, or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by Holdings or any of its Subsidiaries for the purpose of authorizing any such Person to effect any of the foregoing; or

          10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding
                -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          10.07 Security Documents. Any of the Security Documents shall cease to
                ------------------
be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document, provided that any of the foregoing circumstances shall not give rise to an Event of Default under this Section 10.07 to the extent that such circumstances relate to an immaterial portion of the Collateral under the Security Agreement and the respective Credit Party shall have failed to cure such circumstances within 30 days thereafter; or

          10.08 Guaranties. Any Guaranty or any provision thereof shall cease to
                ----------
be in full force or effect as to any Guarantor, or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

          10.09 Judgments. One or more judgments or decrees shall be entered
                ---------
against Holdings or any Subsidiary of Holdings involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $1,000,000; or

          10.10 Change of Control. A Change of Control shall occur; then, and in
                -----------------
any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05
              --------
shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

          SECTION 11. Definitions and Accounting Terms.
                      --------------------------------

          11.01 Defined Terms. As used in this Agreement, the following terms
                -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired Entity or Business" shall mean either (x) all or substantially all of the assets constituting a business, division or product line of any Person not already a Subsidiary of Holdings or (y) 100% of the capital stock of any such Person, which Person shall, as a result of such stock acquisition, become a Wholly-Owned Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Subsidiary Guarantor, with the Borrower or such Subsidiary Guarantor being the surviving Person) or, to the extent permitted to Section 8.14, of Holdings or Group II.

          "Additional Revolving Loan Commitment" shall mean, for each Additional Revolving Loan Lender, any commitment to make Revolving Loans by such Lender pursuant to Section 1.15, in such amount as agreed to by such Lender in the respective Additional Revolving

Loan Commitment Agreement; provided that on the Additional Revolving Loan
                           --------
Commitment Date upon which an Additional Revolving Loan Commitment of any Additional Revolving Loan Lender becomes effective, such Additional Revolving Loan Commitment of such Additional Revolving Loan Lender shall be added to (and thereafter become a part of) (i) the Revolving Loan Commitment of such Additional Revolving Loan Lender for all purposes of this Agreement as contemplated by Section 1.15 and (ii) the Total Revolving Loan Commitment.

          "Additional Revolving Loan Commitment Agreement" shall mean an Additional Revolving Loan Commitment Agreement substantially in the form of Exhibit M (appropriately completed).

          "Additional Revolving Loan Commitment Date" shall mean each date upon which an Additional Revolving Loan Commitment under an Additional Revolving Loan Commitment Agreement becomes effective as provided in Section 1.15(b).

          "Additional Revolving Loan Lender" shall have the meaning provided in
Section 1.15(b).

          "Additional Security Documents" shall have the meaning provided in
Section 8.12.

          "Administrative Agent" shall mean BTCo, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(e).

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however,
                                                              --------  --------
that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of Holdings or any Subsidiary thereof.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

          "Applicable Commitment Commission Percentage" shall mean, with respect to any quarterly period occurring between successive Quarterly Payment Dates (or, if shorter, the period through the termination of the Total Revolving Loan Commitment) during which the daily average outstanding principal amount of Revolving Outstandings is (i) less than or equal to 50% of the Total Revolving Loan Commitment, .75%, and (ii) greater than 50% of the Total Revolving Loan Commitment, .50%.

          "Applicable Margin" shall mean: from and after any Start Date to and including the corresponding End Date, the percentage per annum set forth below under the respective Type of Loans and opposite the respective Level (i.e.,
                                                                      ---
Level 1, Level 2, Level 3, Level 4, Level 5, Level 6 or Level 7, as the case may
be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer's certificate delivered pursuant to Section 8.01(f)(A) or the first proviso below):

                                               Revolving Loans
                                                maintained as       Revolving Loans
                                               Base Rate Loans       maintained as
Level        Total Leverage Ratio            and Swingline Loans   Eurodollar Loans
-----        --------------------            -------------------   ----------------

 1      Less than 4.00:1.00                          0.00%              1.00%

 2.     Greater than or equal to
        4.00:1.00 but less than 4.50:1.00            0.25%              1.25%

 3.     Greater than or equal to
        4.50:1.00 but less than 5.00:1.00            0.50%              1.50%

 4      Greater than or equal to
        5.00:1.00 but less than 5.50:1.00            0.75%              1.75%

 5      Greater than or equal to
        5.50:1.00 but less than 6.00:1.00            1.00%              2.00%

 6      Greater than or equal to
        6.00:1.00 but less than 6.50:1.00            1.25%              2.25%

 7      Greater than or equal to 6.50:1.00           1.50%              2.50%

; provided, however, that if Holdings fails to deliver the financial statements
  --------  -------
required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(f)(A) showing the applicable Total Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 7 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 7 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, that Level 7 pricing shall apply at all time
              -------- -------
when any Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Level 7 pricing shall apply for the period from the Effective Date through, but not including, the date of delivery of Holdings' financial statements (and related officer's certificate) in respect of Holdings' fiscal year ending December 31, 2000.

          "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person (including by way of redemption by such Person), other than to Holdings or a Wholly-Owned Subsidiary of Holdings, of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02(ii), (iii), (iv), (viii), (ix), (x), (xi),
(xii), (xiii) and (xvii).

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

          "Authorized Financial Officer" shall mean any of the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Vice-President Finance of Holdings.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate at such time and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Revolving Loan from all the Lenders (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided
                                                                       --------
that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business

Day described in clause (i) above and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

          "Calculation Period" shall mean, in the case of any Asset Sale, Permitted Acquisition or the issuance of any Permitted Subordinated Notes, the Test Period most recently ended prior to the date of any such transaction for which financial statements are available.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (excluding barter transactions effected in the ordinary course of business) by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

          "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. Section 9601 et seq.
                                                               -- ---

          "Change of Control" shall mean (i) Holdings shall cease to own 100% of the economic and voting interest in the Borrower's capital stock, (ii) Holdings shall cease to own 99% of the economic interest in Group II's capital stock or the Shareholders and their Affiliates shall cease to own 100% of the voting stock in Group II, except in either case as a result of the merger or liquidation of Group II otherwise permitted under this Agreement, (iii) prior to the consummation of an IPO, and for any reason whatsoever, (x) the Permitted Holders shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings, provided that
                                                                 --------
the occurrence of the foregoing event shall not be deemed a "Change of Control" if the Permitted Holders otherwise have the right to designate (and do so designate) a majority of the board of directors of Holdings or (y) the Permitted Holders shall cease to own of record and beneficially an amount of common stock of Holdings equal to at least 50% of the amount of common stock of Holdings (adjusted for stock splits, stock dividends and other similar events on an equitable basis) owned by the Permitted Holders of record and beneficially as of the Effective Date and such ownership by the Permitted Holders no longer represents the largest single block of voting securities of Holdings held by any "person" or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date), (iv) from and after an IPO, and for any reason whatsoever, (x) any "person" or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date), other than the Permitted Holders, shall (A) have acquired beneficial ownership, directly or indirectly, of more than the greater of (I) 15% of the then outstanding Voting Stock of Holdings and
(II) the percentage of the then outstanding Voting Stock of Holdings owned by the Permitted Holders or (B) have obtained the power (whether or not exercised) to elect a majority of Holdings's directors or (y) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (v) after the issuance thereof, any "change in control" shall occur under any Permitted Subordinated Note Document.

          "Change of Law" shall have the meaning provided in Section 10.06.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.05(vi).

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Communications Act" shall mean the Communications Act of 1934, as amended.

          "Consolidated Cash Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense which is paid or payable in cash for such period (without duplication).

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before deducting therefrom Consolidated Interest Expense for such period (to the extent deducted in arriving at Consolidated Net Income for such period) and provision for taxes based on income that were included in arriving at Consolidated Net Income for such period and without giving effect
(x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of inventory and airtime in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto (i) the amount of all amortization of intangibles (including, but not limited to, goodwill) and depreciation that were deducted in arriving at Consolidated Net Income for such period, and (ii) the amount of all expenses incurred in connection with the Transaction for such period to the extent that same were deducted in arriving at Consolidated Net Income for such period; it being understood that (x) in determining the Total Leverage Ratio and the Senior Leverage Ratio only, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Asset Sale
                                --- -----
or any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by Holdings or any of its Subsidiaries during such period, and (y) in determining the Total Leverage Ratio and the Senior Leverage Ratio only, Consolidated EBITDA for Holdings' fiscal quarters ended on September 30, 1999, December 31, 1999, March 31, 2000 and June 30, 2000 shall be $2,413,000, $2,332,000, $1,582,000 and
$2,888,000, respectively (which numbers represent the pro forma Consolidated
                                                      --- -----
EBITDA of Holdings assuming that all acquisitions consummated by Holdings and Group II and their respective Subsidiaries on or prior to the Effective Date had occurred on July 1, 1999 and which numbers shall be further adjusted to give pro
                                                                             ---
forma effect to any factually supportable and identified cost savings and
-----
expenses realized after the Effective Date but before September 30, 2000, as reasonably approved by the Administrative Agent, as if such cost savings and expenses were realized on July 1, 1999, in an aggregate amount not to exceed $1,000,000).

          "Consolidated Indebtedness" shall mean, at any time, the sum of (without duplication) (I) all Indebtedness for borrowed money of Holdings and its Subsidiaries and the principal component of all Capitalized Lease Obligations of Holdings and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles at such time and
(II) all Contingent Obligations of Holdings and its Subsidiaries at such time in respect of Indebtedness of any third Person of the type referred to in preceding clause (I) of this definition.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, in each case, net of the total consolidated cash interest income of Holdings and its Subsidiaries for such period; provided that the amortization of deferred
                              --------
financing, legal and accounting costs with respect to this Agreement and any Permitted Subordinated Notes shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that
                                                                 --------
(i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of Holdings (including each Non-Controlled Entity) or is accounted for by Holdings by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of Holdings (other than Group II and the Borrower) shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary, (iii) the net income (or loss) of any other Person acquired by Holdings or a Subsidiary of Holdings in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) in determining Consolidated Net Income, interest income shall be excluded.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall
                 --------  -------
not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director of Holdings if such other director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors or by the Permitted Holders as a group.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit; it being understood that (i) a conversion of one Type of Revolving Loan to a different Type of Revolving Loan pursuant to Section 1.06 or
(ii) a continuation of an Interest Period applicable to a Eurodollar Loan pursuant to Section 1.09 shall not constitute a Credit Event.

          "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests).

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean, as to any Person, each Subsidiary of such Person that is incorporated under the laws of the United States, any State thereof or the District of Columbia.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding Holdings and its Subsidiaries.

          "Employee Benefit Plans" shall have the meaning provided in Section 5.05(i).

          "Employment Agreements" shall have the meaning provided in Section 5.05(iv).

          "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.Section 1251 et seq.; the Toxic Substances Control Act, 15
                           -- ---
U.S.C.Section 2601 et seq.; the Clean Air Act, 42 U.S.C.Section 7401 et seq.;
                   -- ---                                            -- ---
the Safe Drinking Water Act, 42 U.S.C.Section 3803 et seq.; the Oil Pollution
                                                   -- ---
Act of 1990, 33 U.S.C.Section 2701 et seq.; the Emergency Planning and the
                                   -- ---
Community Right-to-Know Act of 1986, 42 U.S.C.Section 11001 et seq.; the
                                                            -- ---
Hazardous Material Transportation Act, 49 U.S.C.Section 1801 et seq.; and any
                                                             -- ---
state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the applicable

Interest Determination Date, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.05(viii).

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "FCC" shall mean the Federal Communications Commission, or any successor thereto.

          "FCC Licenses" shall have the meaning provided in Section 7.23.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean, as to any Person, each Subsidiary of such Person which is not a Domestic Subsidiary.

          "General Pledge Agreement" shall have the meaning provided in Section 5.09.

          "Group II" shall have the meaning provided in the first paragraph of this Agreement.

          "Group II Asset Transfer" shall have the meaning provided in Section 8.17.

          "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Lenders and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Lenders, the Issuing Lender, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein.

          "Guarantor" shall mean each of Holdings and each Subsidiary Guarantor.

          "Guaranty" shall mean each of the Holdings Guaranty and the Subsidiaries Guaranty.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Asset Transfer" shall have the meaning provided in Section 8.17.

          "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 14.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of the amount of such Indebtedness and the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in the ordinary course of business of such Person.

          "Indebtedness to be Refinanced" shall mean the Indebtedness described on Schedule 11.01 which is to be refinanced and paid in full on the Effective Date.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Investments" shall have the meaning provided in Section 9.05.

          "IPO" shall mean the initial bona fide underwritten sale to the public of common stock of Holdings pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Holdings or any of its Subsidiaries, as the case may be) that is declared effective by the SEC.

          "Issuing Lender" shall mean BTCo (which, for purposes of this definition, also shall include any banking affiliate of BTCo which has agreed to issue Letters of Credit under this Agreement, including Deutsche Bank AG, New York Branch).

          "L/C Supportable Obligations" shall mean (i) obligations of Holdings or any of its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers compensation, surety bonds and other similar statutory obligations and
(ii) such other obligations of Holdings or any of its Subsidiaries as are reasonably acceptable to the Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations under the Permitted Subordinated Note Documents and the Seller Subordinated Notes).

          "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall mean each financial institution listed on Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to Section 1.13 or 13.04(b).

          "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(c) or 2.04.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings at such time in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "License Subsidiary" shall mean each single purpose Subsidiary of the Borrower created solely to hold FCC Licenses for one or more of the Stations.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Revolving Loan and each Swingline Loan.

          "Management Agreements" shall have the meaning provided in Section 5.05(iii).

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

          "Margin Reduction Period" shall mean each period which shall commence on the date upon which the respective officer's certificate is delivered pursuant to Section 8.01(f)(A)

(together with the related financial statements pursuant to Section 8.01(b) or (c), as the case may be) and which shall end on the date of actual delivery of the next officer's certificates pursuant to section 8.01(f)(A) (and related financial statements) or the latest date on which such next officer's certificate (and related financial statements) is required to be so delivered.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, assets, properties, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or
(ii) a material adverse effect (x) (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

          "Maximum Swingline Amount" shall mean $2,500,000.

          "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $500,000, and (ii) for Swingline Loans, $50,000.

          "Mortgage" shall mean a mortgage, deed of trust, deed to secure debt or similar instrument, substantially in the form of Exhibit N (with appropriate modifications to conform to the local law requirements in the state in which the respective Mortgaged Property is located).

          "Mortgage Policy" shall mean a mortgage title insurance policy or a binding commitment with respect thereto.

          "Mortgaged Property" shall mean any Real Property owned in fee by a Credit Party which is encumbered (or required to be encumbered) by a Mortgage.

          "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA as to which Holdings, any Subsidiary thereof or any ERISA Affiliate has any liability or obligation (contingent or otherwise).

          "NAIC" shall mean the National Association of Insurance Commissioners.

          "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

          "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the estimated incremental taxes paid or payable as a result of such Asset Sale; but excluding any portion of any such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Administrative Agent a certificate signed by an Authorized Officer of Holdings as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective Asset Sale), the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds that are received on such date.

          "NextMedia Outdoor LLC" shall mean NextMedia Outdoor LLC, a Delaware limited liability company and an 80% Subsidiary of the Borrower.

          "Non-Compete Agreements" shall have the meaning provided in Section 5.05(v).

          "Non-Controlled Entity" shall mean any Person in which Group II, the Borrower or any Wholly-Owned Subsidiary of the Borrower shall have transferred assets to pursuant to Section 9.02(xviii) and in which Group II, the Borrower or a Wholly-Owned Subsidiary of the Borrower shall own an economic interest but shall at all times own less than 50% of the voting interest.

          "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

          "Note" shall mean each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion/Continuation" shall have the meaning provided in
Section 1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Deborah Jacob or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document (other than amounts owing in respect of Other Obligations).

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar arrangements, or arrangements designed to protect against fluctuations in the currency values.

          "Other Obligations" shall mean all amounts owing pursuant to clause
(ii) of the definition of Guaranteed Obligations.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquisition" shall mean the acquisition by Holdings or a Wholly-Owned Subsidiary thereof or by Group II of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower or a Subsidiary Guarantor), provided that (in each case) (A) the
                                         --------
consideration paid by Holdings, such Wholly-Owned Subsidiary or Group II consists solely of cash (including proceeds of Loans), the issuance or incurrence of Indebtedness otherwise permitted by Section 9.04, the issuance of common stock of Holdings or Qualified Preferred Stock of Holdings in each case to the extent no Default or Event of Default exists pursuant to Section 10.10 or would result therefrom, the exchange of Stations (or the capital stock of a Person owning such Stations) as part of a Station Swap and the assumption/ acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) in the case of the acquisition of 100% of the capital stock of any Person (including by way of merger), such Person shall own no capital stock of any other Person (excluding de minimis amounts) unless either (x) such Person owns 100% of the capital stock of such other Person or (y) (1) such Person and its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such other Person and its Subsidiaries and (2) any non-Wholly-Owned Subsidiary of such Person was non-Wholly-Owned prior to the date of such Permitted Acquisition of such Person, (C) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.14 and
(D) all applicable requirements of Sections 8.12, 8.14, 9.02 and 9.15 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

          "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

          "Permitted Holders" shall mean Thomas Weisel Capital Partners, L.P., Alta Communications VIII, L.P., Western Presidio Capital III, L.P. and their respective principals and Affiliates and senior management of Holdings and the Borrower as of the Effective Date including, without limitation, the Shareholders.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Permitted Subordinated Note Documents" shall mean any Permitted Subordinated Notes, any indentures or purchase agreements related thereto and all other agreements and documents associated therewith.

          "Permitted Subordinated Notes" shall mean unsecured subordinated notes of the Borrower issued pursuant to an effective registration statement under the Securities Act, Rule 144A thereunder or to one or more Persons in a private placement transaction.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate on or after the Effective Date, and each such plan for the five year period immediately following the latest date (whether before or after the Effective Date) on which Holdings, a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.09.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each Pledge Agreement.

          "Pledgee" shall have the meaning as defined in each Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, in connection with any calculation of
           --- -----
compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the assumption, issuance
                                 --- -----
or incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period or (z) the Asset Sale or the Permitted Acquisition, if any, then being consummated as well as any other Asset Sale or the Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Asset Sale or Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:

          (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

          (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

          (iii) in making any determination of Consolidated EBITDA, pro forma
                                                                    --- -----
     effect shall be given to any Asset Sale or Permitted Acquisition consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Asset Sale or Permitted Acquisition was consummated on the first day of the relevant Calculation Period, and, in the case of a Permitted Acquisition, taking into account factually supportable and identifiable cost savings and expenses reasonably approved by the Administrative Agent, as if such cost savings or expenses were realized on the first day of the respective Calculation Period.

          "Projections" shall mean the projections which were prepared by or on behalf of Holdings in connection with this Agreement and which are contained in the Confidential Information Memorandum dated July, 2000 delivered to the Lenders.

          "Qualified Preferred Stock" shall mean any preferred stock of Holdings so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before August 1, 2008, (ii) do not require the cash payment of dividends before August 1, 2008, and (iii) are otherwise reasonably satisfactory to the Administrative Agent.

          "Quarterly Payment Date" shall mean the last Business Day of each September, December, March and June occurring after the Effective Date, commencing on September 30, 2000.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same has been and may hereafter be amended from time to time, 42 U.S.C. ss. 6901 et seq.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Refinancing" shall mean the repayment and termination in full of the Indebtedness to be Refinanced on the Effective Date.

          "Register" shall have the meaning provided in Section 13.15.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean the active or passive disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection ..22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings) represent more than 50% of the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings at such time).

          "Responsible Officer" shall have the meaning provided in Section 5.02.

          "Returns" shall have the meaning provided in Section 7.09.

          "Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10, (y) increased from time to time pursuant to Section 1.15 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

          "Revolving Loan Maturity Date" shall mean July 31, 2007.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Revolving Outstandings" shall mean, at any time, the sum of (I) the aggregate principal amount of all outstanding Revolving Loans at such time plus
(II) the aggregate amount of all Letter of Credit Outstandings at such time.

          "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of
                                        --------
any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentage of such Lender shall be determined immediately prior (and without giving effect) to such termination.

          "SEC" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section 5.10.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Document" shall mean and include each of the Security Agreement, each Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

          "Seller Subordinated Notes" shall have the meaning provided in Section 9.04(x).

          "Senior Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time (excluding the aggregate principal amount of all Permitted Subordinated Notes outstanding at such time) to Consolidated EBITDA for the Test Period then most recently ended.

          "Shareholder" shall mean each of Steve Dinetz, Carl Hirsch, Sean Stover, Samuel Weller and Jeffrey Dinetz.

          "Shareholder Pledge Agreement" shall have the meaning provided in
Section 5.09.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.05(ii).

          "Specified Default" shall mean any Default under Section 10.01 or 10.05.

          "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

          "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Station Swap" shall mean a simultaneous exchange (for reasonably equivalent value, a portion of which may include cash) by the Borrower or a Subsidiary thereof (x) all of the equity interest of any Subsidiary of the Borrower that owns one or more Stations for all of the equity interest of any Person owning one or more other radio stations or (y) of all or substantially all of the assets of a Station or group of Stations for all or substantially all of the assets of another radio station or group of radio stations owned by one or more other Persons.

          "Stations" shall mean and include all of the radio stations owned and operated by Holdings and its Subsidiaries on or after the Effective Date.

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.11.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% voting equity interest at the time. Notwithstanding the foregoing, for purposes of this Agreement and the other Credit Documents (including for purposes of making all financial calculations required hereunder), Group II and its Subsidiaries shall be considered Subsidiaries of Holdings.

          "Subsidiary Guarantor" shall mean each Domestic Subsidiary of Holdings (other than the Borrower and NextMedia Outdoor LLC, but including Group II and its Domestic Subsidiaries) and, to the extent required by Section 8.13, each Foreign Subsidiary of Holdings; provided that NextMedia Outdoor LLC shall become a Subsidiary Guarantor and take all actions otherwise required by Section 9.15 at such time, if any, as it becomes a Wholly-Owned Subsidiary of the Borrower.

          "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Lender" shall mean BTCo.

          "Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.05(vii).

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of Holdings ended immediately prior to such Start Date.

          "Test Period" shall mean (i) for purposes of calculating compliance with Sections 9.09 and 9.10 only, each period of twelve consecutive fiscal months of Holdings then last ended (in each case taken as one accounting period) and (ii) for all other purposes, each period of four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period); provided, however, for purposes of determining compliance with Section 9.08 for
--------  -------
any Test Period ending on or prior to Holdings' fiscal quarter ending June 30, 2001, each such Test

Period shall mean the period from the Effective Date to the last day of the fiscal quarter of Holdings then last ended (in each case taken as one accounting period).

          "Total Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                    ---
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

          "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Person, or any class or classes of capital stock then convertible into such stock at the option of the holders thereof.

          "Wholly-Owned Domestic Subsidiary" shall mean each Domestic Subsidiary of Holdings that is also a Wholly-Owned Subsidiary of Holdings.

          "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of Holdings that is also a Wholly-Owned Subsidiary of Holdings.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 12. The Administrative Agent.
                      ------------------------

          12.01 Appointment. The Lenders hereby irrevocably designate and
                -----------
appoint BTCo as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term "Administrative Agent" also shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of their respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

          12.02 Nature of Duties. The Administrative Agent shall have no other
                ----------------
duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document any fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03 Lack of Reliance on the Administrative Agent. Independently and
                --------------------------------------------
without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative

Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04 Certain Rights of the Administrative Agent. If the
                ------------------------------------------
Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          12.05 Reliance. The Administrative Agent shall be entitled to rely,
                --------
and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

          12.06 Indemnification. To the extent the Administrative Agent (or any
                ---------------
affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no
                                                            --------
Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's (or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          12.07 The Administrative Agent in its Individual Capacity. With
                ---------------------------------------------------
respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.08 Holders. The Administrative Agent may deem and treat the payee
                -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09 Resignation by the Administrative Agent. (a) The Administrative
                ---------------------------------------
Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.05 then exists, the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative

Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (e) Upon a resignation of the Administrative Agent pursuant to this
Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

          SECTION 13. Miscellaneous.
                      -------------

          13.01 Payment of Expenses, etc. The Borrower hereby agrees to: (i)
                ------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Administrative Agent's FCC and local counsel and other consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, one additional counsel for all of the Lenders together (although any such Lender shall be entitled to retain separate counsel to the extent that such Lender has, in good faith (and based on advice of counsel for such Lender), reasonably determined that its interests conflict sufficiently with those of the other Lenders to warrant the employment of separate counsel for such Lender)); (ii) pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party or related to any period prior to or after the Effective Date) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Refinancing or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings or any of its Subsidiaries at any location, whether or not owned, leased or operated by Holdings or any of its Subsidiaries, the non-compliance by Holdings or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent (x) incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)) or (y) relating to any Hazardous Materials that are first manufactured, emitted, generated, treated, Released, stored or disposed of on any Real Property, or any violation of Environmental Law that first occurred on or with respect to any Real Property, in either case after such Real Property is transferred to the Lenders or their successors by foreclosure sale, deed in lieu of foreclosure, or similar transfer except to the extent that such manufacture, emission, Release, generation, treatment, storage or disposal or violation is actually caused by Holdings or any of its Subsidiaries. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02 Right of Setoff. In addition to any rights now or hereafter
                ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender agrees to promptly notify the relevant Credit Party and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of any such set off and application or result in any liability for such Lender.

          13.03 Notices. Except as otherwise expressly provided herein, all
                -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule 13.03; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

          13.04 Benefit of Agreement; Assignments; Participations. (a) This
                -------------------------------------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided,
                                                                --------
however, the Borrower may not assign or transfer any of its rights, obligations
-------
or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant
----------------
participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitment hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall
                                         ----------------
transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity
Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in the Revolving Loan Commitment (or the available portion thereof) or Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (ii) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such Lender (provided that any fund that invests in loans and is managed or advised by the
 --------
same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x) or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitment and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be
                          --------
deemed modified to reflect the Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Revolving Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Revolving Note pursuant to a customary indemnification agreement) new Revolving Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Revolving Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Specified Default or Event of Default then exists, the consent of the Borrower, shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and outstanding Revolving Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Revolving Loan Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Revolving Loans and Revolving Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Revolving Loans and Revolving Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

          13.05 No Waiver; Remedies Cumulative. No failure or delay on the part
                ------------------------------
of the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

          13.06 Payments Pro Rata. (a) Except as otherwise provided in this
                -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share
                                                                  --- ----
of any such payment) pro rata based upon their respective shares, if any, of the
                     --- ----
Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such
                                --------
excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          13.07 Calculations; Computations. (a) The financial statements to be
                --------------------------
furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Lenders); provided that, (i) except as otherwise specifically provided herein, all
--------
computations of the Applicable Margin and all computations and all definitions (including accounting terms) used in determining compliance with Sections 9.08 through 9.10, inclusive, shall utilize generally accepted accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a), and (ii) to the extent expressly provided herein, certain calculations shall be made on a Pro
                                                                          ---
Forma Basis.
-----

          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable; provided that interest on Base Rate Loans calculated by reference to the Prime Lending Rate shall be made on the basis of a year of 365 days (or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY
                ----------------------------------------------------------------
TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND
-----
OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PRO-

CEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW OR ON SCHEDULE II, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09 Counterparts. This Agreement may be executed in any number of
                ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10 Effectiveness. This Agreement shall become effective on the date
                -------------
(the "Effective Date") on which (i) Holdings, the Borrower, Group II, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in
Section 5 are met to the
satisfaction of the Administrative Agent and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause
(i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give Holdings, the Borrower, Group II and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11 Headings Descriptive. The headings of the several sections and
                --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any
                ------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders (although additional Subsidiaries of Holdings may be added to, and/or released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change,
                                                --------
waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents,
(iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments on the Effective
Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or
(v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change,
                                      ----------------
waiver, discharge or termination shall (1) increase the Revolving Loan Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of any Revolving Loan Commitment of any Lender shall not constitute an increase of the Revolving Loan Commitment of such Lender), (2) without the consent of the Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of
Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent or (5) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment and/or repay the outstanding Revolving Loans of such Lender in accordance with Sections 3.02(b) and/or 4.01(b), provided
                                                                   --------
that, unless the Revolving Loan Commitments that are terminated, and Revolving Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to
----------------
replace a Lender, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

          13.13 Survival. All indemnities set forth herein including, without
                --------
limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 (in each case subject to Section 1.14 (to the extent applicable)) shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          13.14 Domicile of Loans. (a) Each Lender may transfer and carry its
                -----------------
Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15 Register. The Borrower hereby designates the Administrative
                --------
Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Revolving Loan Commitment from time to time of each of the Lenders, the Revolving Loans made by each of the Lenders and each repayment in respect of the principal amount of the Revolving Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Lender, the transfer of the Revolving Loan Commitment of such Lender and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Revolving Note (if any) evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

          13.16 Confidentiality. (a) Subject to the provisions of clause (b) of
                ---------------
this Section 13.16, each Lender agrees that it will use its best efforts not to disclose without the prior consent of Holdings (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i)
                 --------
as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Revolving Loan Commitments or
any interest therein by such Lender, provided that such prospective transferee
                                     --------
agrees to be bound by the confidentiality provisions contained in this Section 13.16.

          (b) Each of Holdings, the Borrower and Group II hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

          13.17 Group II Acknowledgment . Group II hereby (i) acknowledges and
                -----------------------
agrees to all of the provisions, covenants and agreements contained in this Agreement, (ii) agrees that it will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in this Agreement and so that no Default or Event of Default is caused by its actions and (iii) makes each of the representations and warranties set forth in Section 7 of this Agreement with respect to itself.

          SECTION 14. Holdings Guaranty.
                      -----------------

          14.01 Guaranty. In order to induce the Administrative Agent, the
                --------
Collateral Agent, the Issuing Lender and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements and Other Hedging Agreements and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements and Other Hedging Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows:
Holdings hereby and unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings, unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any the judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02 Bankruptcy. Additionally, Holdings unconditionally and
                ----------
irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in Dollars.

          14.03 Nature of Liability. The liability of Holdings hereunder is
                -------------------
exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower, whether executed by any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04 Independent Obligation. The obligations of Holdings hereunder
                ----------------------
are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

          14.05 Authorization. Holdings authorizes the Guaranteed Creditors
                -------------
without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or any Other Hedging Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

          14.06 Reliance. It is not necessary for any Guaranteed Creditor to
                --------
inquire into the capacity or powers of Holdings or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07 Subordination. Any indebtedness of the Borrower now or hereafter
                -------------
owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any such indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          14.08 Waiver. (a) Holdings waives any right (except as shall be
                ------
required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of the Borrower, Holdings, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment of the Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.

          14.09 Nature of Liability. It is the desire and intent of Holdings and
                -------------------
the Guaranteed Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings' obligations under this Guaranty shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                      * * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

6312 South Fiddlers Green Circle            NEXTMEDIA GROUP, INC.
Suite 360E
Englewood, CO  80111
Attention: Chief Financial Officer          By: ________________________________
Tel. No.: (303) 694-9118                        Name:
Fax No.:  (303) 694-4940                        Title:


6312 South Fiddlers Green Circle            NEXTMEDIA OPERATING, INC.
Suite 360E
Englewood, CO 80111
Attention: Chief Financial Officer          By: ________________________________
Tel. No.: (303) 694-9118                        Name:
Fax No.:  (303) 694-4940                        Title:


6312 South Fiddlers Green Circle            NEXTMEDIA GROUP II, INC.
Suite 360E
Englewood, CO  80111
Attention: Chief Financial Officer          By: ________________________________
Tel. No.: (303) 694-9118                        Name:
Fax No.:  (303) 694-4940                        Title:

                                            BANKERS TRUST COMPANY, Individually
                                               and as Administrative Agent


                                            By: ________________________________
                                                Name:
                                                Title: